Exhibit 10(a)
Execution Version

CREDIT AGREEMENT
dated as of October 21, 2022
among
Illinois Tool Works Inc.,
The Lenders,
JPMorgan Chase Bank, N.A.,
as Agent,
and
Citibank, N.A.,
as Syndication Agent
JPMorgan Chase Bank, N.A.,
and
Citibank, N.A.
as Joint Lead Arrangers and Joint Bookrunners

i

SCHEDULES
SCHEDULE I    --    Payment Offices of the Agent
SCHEDULE II    --    Lenders’ Commitments
SCHEDULE III    --    Pricing Schedule
EXHIBITS
EXHIBIT A-1    --    Ratable Note
EXHIBIT A-2    --    Competitive Bid Note
EXHIBIT B-1    --    Form of Company Opinion
EXHIBIT B-2    --    Form of Subsidiary Opinion
EXHIBIT C    --    Form of Ratable Borrowing Notice
EXHIBIT D    --    Competitive Bid Quote Request
EXHIBIT E    --    Invitation for Competitive Bid Quotes
EXHIBIT F    --    Competitive Bid Quote
EXHIBIT G    --    Assignment and Assumption Agreement
EXHIBIT H    --    Form of Assumption Letter
EXHIBIT I    --    Compliance Certificate
EXHIBIT J    --    Lender Assumption Agreement
EXHIBIT K    --    Form of U.S. Tax Compliance Certificate

v

CREDIT AGREEMENT
This Credit Agreement, dated as of October 21, 2022, is among Illinois Tool Works Inc., any Borrowing Subsidiaries which may become a party hereto from time to time, the Lenders, JPMorgan Chase Bank, N.A., a national banking association having its principal office in New York, New York, as Agent, and Citibank, N.A., as Syndication Agent.
RECITALS
WHEREAS, the Company has requested the Lenders to make financial accommodations to it in the aggregate principal amount of up to $3,000,000,000 (with provisions herein allowing for an increase in the aggregate principal amount to up to $5,000,000,000), the proceeds of which the Company and certain of its subsidiaries will use to refinance the Existing Credit Agreement and for general corporate needs, including, without limitation, Acquisitions by the Company and its subsidiaries; and
WHEREAS, the Lenders are willing to extend such financial accommodations on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Lenders and the Agent agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Defined Terms. As used in this Agreement:
“Absolute Rate” means, with respect to an Absolute Rate Loan made by a given Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by a Borrower pursuant to Section 2.4.
“Absolute Rate Advance” means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Borrower at the same time and for the same Absolute Rate Interest Period.
“Absolute Rate Auction” means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.4.
“Absolute Rate Interest Period” means, with respect to an Absolute Rate Advance or an Absolute Rate Loan, a period of not less than 30 and not more than 270 days commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.
“Absolute Rate Loan” means a Loan which bears interest at an Absolute Rate.
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any Subsidiary (a) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least 25% (i) (in number of votes) of the equity securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or (ii) (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Advance denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling, plus (b) 0.0326% and (ii) with respect to any RFR Advance denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Advance denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Advance denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted TIBOR Rate” means, with respect to any Term Benchmark Advance denominated in Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Agent.
“Advance” means a Ratable Advance or a Competitive Bid Advance.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
“Agent” means JPMorgan, in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article XI; provided, that JPMorgan shall be permitted to employ any of its Affiliates, including but not limited to, J.P. Morgan Europe Limited, as a contractual representative of the Lenders with respect to Agreed Currencies other than Dollars.
“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof.

“Agreed Currencies” means (a) Dollars, (b) so long as such currencies remain Eligible Currencies, Australian Dollars, British Pounds Sterling, Canadian Dollars, Japanese Yen, and the Euro, and (c) any other Eligible Currency which the Company requests the Agent to include as an Agreed Currency hereunder and which is acceptable to the Agent and all of the Lenders. For the purposes of this definition, each of the specific currencies referred to in clause (b) above shall mean and be deemed to refer to the lawful currency of the jurisdiction referred to in connection with such currency, e.g., “Australian Dollars” means the lawful currency of Australia.
“Agreement” means this Credit Agreement, as it may be amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time.
“Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time in the United States.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.9.2 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.9.2(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company and its Affiliates concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” shall mean any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the USA Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Commitment Fee Rate” means the percentage rate per annum which is applicable to the Commitment Fee as set forth on the Pricing Schedule.
“Applicable Margin” means, for any day, with respect to any Floating Rate Loan, Floating Rate Advance, Benchmark Loan or Benchmark Advance, as the case may be, the (A) applicable margin as set forth on the Pricing Schedule or (B) Competitive Bid Margin.
“Approved Electronic Platform” is defined in Section 11.2(a).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means, collectively, JPMorgan and Citibank, N.A. and their successors, in their capacity as Joint Lead Arrangers and Joint Bookrunners.
“Article” means an Article of this Agreement unless another document is specifically referenced.
“Assuming Lender” means a bank or other entity that (a) is not an Ineligible Institution, (b) has been consented to by the Agent (which consent shall not be unreasonably withheld or delayed) and (c) becomes a Lender pursuant to Section 2.6.3 or 2.6.4.
“Assumption Letter” means a letter of a Subsidiary of the Company addressed to the Lenders in substantially the form of Exhibit H hereto pursuant to which such Subsidiary agrees to become a “Borrowing Subsidiary” and agrees to be bound by the terms and conditions hereof.
“AUD Screen Rate” means with respect to any Interest Period, the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Interest Period. If the AUD Screen Rate shall be less than the Floor, the AUD Screen Rate shall be deemed to be the Floor for purposes of this Agreement.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.9.2.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of (i) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, or (ii) in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority or instrumentality thereof under or based on the law of the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in any such case where such action does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.9.2.
“Benchmark Advance” means a Benchmark Ratable Advance, a Benchmark Bid Rate Advance, RFR Advance, or any of the foregoing, as the context may require (including, without limitation and for the avoidance of doubt, any Advance that bears interest at the Term Benchmark).
“Benchmark Auction” means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.4.
“Benchmark Bid Rate” means, with respect to a Benchmark Bid Rate Loan made by a given Lender for the relevant Interest Period (if applicable), the sum of (a) the Relevant Rate applicable to such Interest Period (if applicable), plus (b) the Competitive Bid Margin offered by such Lender and accepted by the Borrower.
“Benchmark Bid Rate Advance” means a Competitive Bid Advance which bears interest at a Benchmark Bid Rate.
“Benchmark Bid Rate Loan” means a Competitive Bid Loan which bears interest at a Benchmark Bid Rate.
“Benchmark Loan” means a Loan which bears interest at a Benchmark Rate (including, without limitation and for the avoidance of doubt, any Loan that bears interest at the Term Benchmark).
“Benchmark Ratable Advance” means a Ratable Advance which bears interest at a Benchmark Rate requested by a Borrower pursuant to Section 2.3.
“Benchmark Ratable Loan” means a Ratable Loan which bears interest at a Benchmark Rate requested by a Borrower pursuant to Section 2.3.

“Benchmark Rate” means, with respect to a Benchmark Ratable Advance or Benchmark Ratable Loan (for the relevant Interest Period if applicable), the sum of the Relevant Rate (for the relevant Interest Period if applicable), plus the Applicable Margin.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Agreed Currency other than Dollars, “Benchmark Replacement” shall mean the alternative set forth in (2) below:
(1)    in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR; or
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Advance denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of Borrowing Notices or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.9.2 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.9.2.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Blocking Regulations” is defined in Section 5.18.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means the Company or any Borrowing Subsidiary and “Borrowers” means, collectively, the Company and each Borrowing Subsidiary.
“Borrowing Date” means a date on which an Advance is made hereunder.
“Borrowing Notice” means a Competitive Bid Borrowing Notice or a Ratable Borrowing Notice, as the context may require.
“Borrowing Subsidiary” means any Subsidiary duly designated by the Company pursuant to Section 2.18 hereof to request Advances hereunder, which Subsidiary shall have delivered to the Agent an Assumption Letter in accordance with Section 2.18.
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Yen and in relation to the calculation or computation of TIBOR or the Japanese Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any day that is an RFR Business Day, (d) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any day that is a U.S. Government Securities Business Day and (e) with respect to any date for the payment or purchase of, or the fixing of an interest rate in relation to, any Non-Quoted Currency, the term “Business Day” shall also exclude any day on which banks are not open for general business in the principal financial center of the country of that currency.
“Canadian Prime Rate” means, on any day, the rate determined by the Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Agent in its reasonable discretion) and (ii) the average rate for thirty (30) day Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day, plus 1% per annum; provided, that if any the above rates shall be less than 0.0%, such rate shall be deemed to be 0.0% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR, respectively.
“Capitalized Lease” means any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with Agreement Accounting Principles.
“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate, the Canadian Prime Rate or the Japanese Prime Rate, as applicable.
“CBR Spread” means the Applicable Margin, applicable to such Loan that is replaced by a CBR Loan.
“CDOR Screen Rate” means on any day for the relevant Interest Period, the annual rate of interest equal to the average rate applicable to Canadian dollar Canadian bankers’ acceptances for the applicable period that appears on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Agent in its reasonable discretion), rounded to the nearest 1/100th of 1% (with .005% being rounded up), as of 10:15 a.m. Toronto local time on the first day of such Interest Period and, if such day is not a business day, then on the immediately preceding business day (as adjusted by Agent after 10:15 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest). If the CDOR Screen Rate shall be less than the Floor, the CDOR Screen Rate shall be deemed to be the Floor for purposes of this Agreement.
“Central Bank Rate” means, the greater of (I)(A) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, and (c) any other Agreed Currency determined after the Effective Date, a central bank rate as determined by the Agent in its reasonable discretion; plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Advances for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Sterling Advances was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, and (c) any other Agreed Currency, a Central Bank Rate Adjustment as determined by the Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.
“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the United States Securities and Exchange Commission thereunder as in effect on the date hereof) of fifty percent (50%) or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Charges” is defined in Section 10.19.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Commitment” means (a) with respect to each Lender party hereto as of the Execution Date, the obligation of such Lender to make Ratable Loans not exceeding the amount set forth on Schedule II hereto, and (b) with respect to each Lender that becomes a Lender after the Execution Date, the obligation of such Lender to make Ratable Loans not exceeding the amount set forth opposite its signature on the signature page to the Assignment and Acceptance or in the Assumption Agreement, in each case as it may be modified as a result of any assignment that has become effective pursuant to Section 13.3.3 or as otherwise modified from time to time pursuant to the terms hereof.
“Commitment Date” is defined in Section 2.6.3(i).
“Commitment Fee” is defined in Section 2.6(a)(i).
“Commitment Increase” is defined in Section 2.6.3(i).
“Communications” is defined in Section 11.2.
“Company” means Illinois Tool Works Inc., a Delaware corporation, and its successors and assigns.
“Competitive Bid Advance” means a borrowing hereunder made by some or all of the Lenders on the same Borrowing Date and consisting of the aggregate amount of the several Competitive Bid Loans of the same Type and for the same Interest Period (if applicable).
“Competitive Bid Borrowing Notice” is defined in Section 2.4.6.
“Competitive Bid Loan” means a Benchmark Bid Rate Loan or an Absolute Rate Loan, or both, as the case may be.
“Competitive Bid Margin” means the margin above or below the applicable Relevant Rate offered for a Benchmark Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Relevant Rate.
“Competitive Bid Note” means any promissory note issued at the request of a Lender pursuant to Section 2.12 to evidence its Competitive Bid Loans in the form of Exhibit A-2 hereto.
“Competitive Bid Quote” means a Competitive Bid Quote substantially in the form of Exhibit F hereto completed and delivered by a Lender to the Agent in accordance with Section 2.4.4.
“Competitive Bid Quote Request” means a Competitive Bid Quote Request substantially in the form of Exhibit D hereto completed and delivered by the Borrower to the Agent in accordance with Section 2.4.2.
“Computation Date” is defined in Section 2.2.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Total Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary non-cash charges for such period and (v) any non-cash charges for such period related to plant closings or other restructurings of operations or to the writedown of assets (excluding, for the avoidance of doubt, any additions to bad debt reserves or bad debt expense and any such non-cash charge to the extent it represents an accrual of or a reserve for cash expenditures in any future period), and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with Agreement Accounting Principles.
“Consolidated Net Income” means, for any period, for any Person and its Subsidiaries on a consolidated basis (other than any Subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or other similar obligation; provided that any such income so excluded may be included in such period or any later period to the extent of any cash dividends or advances actually paid in the relevant period to such parent or any Wholly-Owned Subsidiary of such parent), cumulative net income from continuing operations earned during such period as determined in accordance with Agreement Accounting Principles.
“Consolidated Subsidiary” means at any time any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such time in accordance with Agreement Accounting Principles.
“Consolidated Total Assets” means, as of any date of determination, the total of all assets which would appear on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with Agreement Accounting Principles (with inventory being valued at the lower of cost or market) as reflected in the financial statements most recently delivered by the Company pursuant to Section 6.1(a) or (b).
“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
“Conversion/Continuation Notice” is defined in Section 2.3.4.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” is defined in Section 10.20.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, and (ii) Dollars, Daily Simple SOFR.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Default” means an event described in Article VII.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Specified Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Specified Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Specified Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Specified Party’s receipt of such certification in form and substance satisfactory to it and the Agent, or (d) has become the subject of a (I) Bankruptcy Event or (II) Bail-in Action.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Agreed Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Agreed Currency last provided (either by publication or otherwise provided to the Agent) by the applicable Thomson Reuters Corp., Refinitiv, or any successor source thereto (“Reuters”) on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Agreed Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Agent using any method of determination it deems appropriate in its reasonable discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Agent using any method of determination it deems appropriate in its reasonable discretion.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Currency” means any currency other than Dollars (a) that is readily available, (b) that is freely traded, (c) which is convertible into Dollars in the international interbank market and (d) as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Agent, no longer readily available or freely traded or (z) in the determination of the Agent, a Dollar Equivalent of such currency is not readily calculable, the Agent shall promptly notify the Lenders and the Company, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Agent, the Borrowers shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set forth in Article II.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” and “€” mean the single currency of the Participating Member States.
“EURIBOR Rate” means, with respect to any Term Benchmark Advance denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 3.6) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.5(f) and (d) any withholding Taxes imposed under FATCA.
“Execution Date” means October 21, 2022.
“Exhibit” refers to an Exhibit to this Agreement, unless another document is specifically referenced.
“Existing Credit Agreement” means that certain Five Year Credit Agreement dated as of September 27, 2019 among the Company, the lenders named therein and JPMorgan Chase Bank, N.A., as agent, in each case, as the same has been amended, restated, supplemented or otherwise modified from time to time.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Financial Officer” means the Chief Financial Officer, Chief Accounting Officer, Controller, Treasurer, Vice President Business Development/Treasury or such other officer of the Company as may be designated by the Company from time to time.

“Fixed Rate” means the Benchmark Rate, the Benchmark Bid Rate or the Absolute Rate.
“Fixed Rate Advance” means an Advance which bears interest at a Fixed Rate.
“Fixed Rate Loan” means a Loan which bears interest at a Fixed Rate.
“Floating Rate” means, for any day, a rate per annum equal to the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.
“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.10, bears interest at the Floating Rate plus the Applicable Margin.
“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.10, bears interest at the Floating Rate plus the Applicable Margin.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted TIBOR Rate, TIBOR Rate, each Adjusted Daily Simple RFR, SONIA, Daily Simple SOFR, the AUD Screen Rate, the CDOR Screen Rate, the Japanese Prime Rate or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted TIBOR Rate, TIBOR Rate, each Adjusted Daily Simple RFR, SONIA, Daily Simple SOFR, the AUD Screen Rate, the CDOR Screen Rate, the Japanese Prime Rate or the Central Bank Rate shall be 0.0%.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies (such as the European Union or the European Central Bank).
“Guaranty” of any Person means any agreement by which such person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, and shall include, without limitation, the contingent liability of such Person under or in relation to any Letter of Credit, but shall exclude endorsements for collection or deposit in the ordinary course of business.
“Illegality Notice” is defined in Section 3.3.
“Increase Date” is defined in Section 2.6.3(i).

“Increasing Lender” is defined in Section 2.6.3(i).
“Indebtedness” means, with respect to the Company and each Subsidiary, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, and (vi) obligations for which such person is obligated pursuant to a Guaranty (excluding any Guaranties of obligations included in (i) through (v) above).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” is defined in Section 10.6.
“Ineligible Institution” means (a) a natural person, (b) the Company or any of its Affiliates or (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.
“Interest Coverage Ratio” means, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Total Interest Expense for such period.
“Interest Payment Date” means (a) with respect to any Floating Rate Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Advance of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Advance of which such Loan is a part and, in the case of a Term Benchmark Advance with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date.
“Interest Period” means (A) (1) with respect to any Term Benchmark Advance denominated in any Agreed Currency other than Canadian Dollars, the period commencing on the date of such Advance and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency) and (2) with respect to any Term Benchmark Advance denominated in Canadian Dollars, the period commencing on the date of such Advance and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), in each case, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.9.2(e) shall be available for specification in such Borrowing Notice. For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and thereafter shall be the effective date of the most recent conversion or continuation of such Advance or (B) with respect to any Absolute Rate Advance, an Absolute Rate Interest Period.
“Invitation for Competitive Bid Quotes” means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit E hereto, completed and delivered by the Agent to the Lenders in accordance with Section 2.4.3.
“IRS” means the United States Internal Revenue Service.
“Japanese Prime Rate” means for any Loan denominated in Yen the greater of (a) (i) the Japanese local bank prime rate plus (ii) the Japanese Prime Rate Adjustment and (b) the Floor.
“Japanese Prime Rate Adjustment” means, for any day, for any Loan denominated in Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted TIBOR Rate applicable during such period of five Business Days) minus (ii) the Japanese Prime Rate in effect on the last Business Day in such period. For purposes of this definition, the TIBOR Rate on any day shall be based on the TIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Yen for a maturity of one month.
“JPMorgan” means JPMorgan Chase Bank, N.A., a national banking association having its principal office in New York, New York, in its individual capacity, and its successors.
“Lender Assumption Agreement” is defined in Section 2.6.3(i)(y).
“Lender-Related Person” is defined in Section 10.6.
“Lenders” means the lending institutions listed on the signature pages of this Agreement and any Assuming Lender that becomes party hereto, and their respective successors and assigns.
“Lending Installation” means any office, branch, subsidiary or affiliate of a Lender or the Agent.
“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).
“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (or, in the case of a loan made pursuant to Section 2.3, any conversion or continuation thereof).
“Loan Documents” means this Agreement, any Notes issued pursuant to Section 2.12 and any agreements entered into in connection herewith by a Borrower with or in favor of the Agent and/or the Lenders, including, in each case of the foregoing, any amendments, modifications or supplements thereto or waivers thereof.
“Local Screen Rates” mean the AUD Screen Rate and the CDOR Screen Rate.
“Material Adverse Effect” means a material adverse effect on (a) the business, Property, financial condition, or results of operations, of the Company and its Subsidiaries taken as a whole, (b) the ability of the Borrowers to perform their payment obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.
“Material Subsidiary” means, at any time, any Subsidiary which as of such time has assets in excess of $50,000,000.
“Maximum Liability” is defined in Section 9.5(a).
“Maximum Rate” is defined in Section 10.19.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Non-Consenting Lender” is defined in Section 2.6.4.
“Non-Quoted Currency” means each of AUD and CAD.
“Note” means, collectively, all of the Competitive Bid Notes and all of the Ratable Notes which may be issued hereunder, and “Note” means any one of the Notes.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.0%, such rate shall be deemed to be 0.0% for purposes of this Agreement.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Original Currency” is defined in Section 2.11(b).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 3.6).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participants” is defined in Section 13.2.1.
“Participant Register” is defined in Section 13.2.4.
“Payment” is defined in Section 11.5.
“Payment Notice” is defined in Section 11.5.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA as to which the Company or any member of the Controlled Group may have any liability.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Pricing Schedule” means Schedule III hereto.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchasers” is defined in Section 13.3.1.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” is defined in Section 10.20.
“Ratable Advance” means a borrowing hereunder by a Borrower (a) made by the Lenders on the same Borrowing Date, or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Ratable Loans of the same Type and, in the case of a Benchmark Advance, in the same Agreed Currency and for the same Interest Period (if applicable).
“Ratable Borrowing Notice” is defined in Section 2.3.3.
“Ratable Loan” means a Loan made by a Lender pursuant to Section 2.3 hereof.
“Ratable Note” means any promissory note issued at the request of a Lender pursuant to Section 2.12 to evidence its Ratable Loans in the form of Exhibit A-1 hereto.
“Recipient” means, as applicable, (a) the Agent and (b) any Lender.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is TIBOR Rate, 11:00 a.m. Japan time two Business Days preceding the date of such setting, (4) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (5) if the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting or (6) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, the TIBOR Rate or SONIA, the time determined by the Agent in its reasonable discretion.
“Regulation D” means Regulation D of the Board as from time to time in effect and any successor thereto or other regulation or official interpretation of the Board relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulations U and X” means Regulations U and X of the Board as from time to time in effect and any successor or other regulations or official interpretations of the Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, partners, representatives and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (i) with respect to any Term Benchmark Advance denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Advance denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Advance denominated in Yen, the Adjusted TIBOR Rate, (iv) with respect to any RFR Advance denominated in Sterling or Dollars, the applicable Adjusted Daily Simple RFR, as applicable, (v) with respect to any Advance denominated in Canadian Dollars, the CDOR Screen Rate, or (vi) with respect to any Advance denominated in Australian Dollars, the AUD Screen Rate.
“Relevant Screen Rate” means (i) with respect to any Term Benchmark Advance denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Advance denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Advance denominated in Yen, the TIBOR Screen Rate, (iv) with respect to any Advance denominated in Canadian Dollars, the CDOR Screen Rate, or (v) with respect to any Advance denominated in Australian Dollars, the AUD Screen Rate.
“Rentals” means and includes all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, Taxes and similar charges. Fixed rents under any so called, “percentage leases” shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.
“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.
“Required Lenders” means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Advances.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Revolving Credit Termination Balance” means, with respect to any Borrower, the aggregate principal amount of Advances to such Borrower outstanding on the Termination Date after giving effect to any Advances made or repaid by such Borrower on such date.
“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) Dollars, Daily Simple SOFR.
“RFR Administrator” means the SONIA Administrator or the SOFR Administrator.
“RFR Advance” means, as to any Advance, the RFR Loans comprising such Advance.
“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, and (b) Dollars, a U.S. Government Securities Business Day.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR plus the Applicable Margin.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business and any successor to its rating agency business.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means (a) any Person who is the subject of or target of any Sanctions or (b) without limiting the foregoing, an agency of the government of a Sanctioned Country or a Person controlled by a Sanctioned Country.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.
“Single Employer Plan” means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Specified Party” means the Agent and each other Lender.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Agent is subject with respect to the Adjusted EURIBOR Rate or Adjusted TIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.
“Substantial Portion” means, with respect to the Property of the Company and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Company and its Subsidiaries, as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).
“Supported QFC” is defined in Section 10.20.
“Syndication Agent” means Citibank, N.A.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Agent to be a suitable replacement) for the settlement of payments in Euro.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, duties, levies, imposts, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Advance or Loan, refers to whether such Loan, or the Loans comprising such Advance, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate or the Local Screen Rate.
“Term Benchmark Advance” means, as to any Advance, the Term Benchmark Loans comprising such Advance.
“Term Benchmark Loan” means a Loan that bears interest at a rate based on the Term Benchmark plus the Applicable Margin.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Advance denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Advance denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Termination Date” means October 21, 2027, subject to any extension thereof pursuant to Section 2.6.4, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated and/or the Obligations of the Borrowers become due and payable pursuant to the terms hereof; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender relative to any requested extension pursuant to Section 2.6.4 shall be the Termination Date in effect immediately prior to such extension for all purposes of this Agreement (including without limitation Section 2.2.3).
“TIBOR Rate” means, with respect to any Term Benchmark Advance denominated in Yen and for any Interest Period, the TIBOR Screen Rate two Business Days prior to the commencement of such Interest Period.
“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time two Business Days prior to the commencement of such Interest Period.
“Total Interest Expense” means, for any period, for any Person and its Subsidiaries on a consolidated basis, total cash interest expense deducted in the computation of Consolidated Net Income for such period (including that attributable to Capitalized Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs of rate hedging in respect of interest rates to the extent such net costs are allocable to such period in accordance with Agreement Accounting Principles).
“Transferee” is defined in Section 13.4.
“Type” means, with respect to any Advance, its nature as a Floating Rate Advance, an Absolute Rate Advance, Term Benchmark Advance, RFR Advance or whether the rate of interest on such Advance is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Local Screen Rate, the Alternate Base Rate or the Adjusted Daily Simple RFR.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct

Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.
“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“USA Patriot Act” is defined in Section 10.15.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” is defined in Section 10.20.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.5(f)(ii)(B)(3).
“Wholly Owned”, when used in connection with any Subsidiary means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
Section 1.2    Currency Symbols and Definitions. As used herein, “$” and “Dollars” denote the lawful currency of the United States of America; “GBP” and “British Pounds Sterling” denote the lawful currency of the United Kingdom; “EUR” and “Euro” denote the single currency of the participating member states of the European Economic Union; “AUD” and “Australian Dollars” denote the lawful currency of the Commonwealth of Australia; “CAD” and “Canadian Dollars” denote the lawful currency of Canada; and “JPY” and “Japanese Yen” denote the lawful currency of Japan.
Section 1.3    Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Agreed Currency other than Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.9.2(b) provides a mechanism for determining an alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.4    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
THE CREDITS
Section 2.1    The Facility.
2.1.1 Description of the Facility. The Lenders grant to the Borrowers a revolving credit facility pursuant to which, and upon the terms and subject to the conditions herein set forth:
(a) each Lender severally agrees to make Ratable Loans in Agreed Currencies to each of the Borrowers in accordance with Section 2.3; provided that at no time shall the

Advances be outstanding hereunder in more than eight different Agreed Currencies (including Dollars); and
(b) each Lender may, in its sole discretion, make bids to make Competitive Bid Loans in the Agreed Currencies to each of the Borrowers in accordance with Section 2.4.
Section 2.2    Amount of Facility.
2.2.1 In no event may the Dollar Equivalent of the aggregate principal amount of all outstanding Advances (including both the Ratable Advances and the Competitive Bid Advances) to all Borrowers exceed the Aggregate Commitment. The Commitments may be terminated or reduced from time to time pursuant to Section 2.6.2 or Section 8.1, and may be increased from time to time pursuant to Section 2.6.3. The Agent will determine the Dollar Equivalent of:
(a) each Advance as of the date two Business Days prior to the Borrowing Date or, if applicable, date of conversion/continuation of such Advance, and
(b) all outstanding Advances on and as of the last Business Day of each quarter and on any other Business Day elected by the Agent in its discretion or upon instruction by the Required Lenders.
Each day upon or as of which the Agent determines the Dollar Equivalent as described in the preceding clauses (a) and (b) is herein described as a “Computation Date” with respect to each Advance for which a Dollar Equivalent is determined on or as of such day. If at any time the Dollar Equivalent of the sum of the aggregate principal amount of all outstanding Advances (calculated, with respect to those Advances denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect to each such Advance) exceeds the Aggregate Commitment, the Borrowers shall immediately repay Advances in an aggregate principal amount sufficient to eliminate any such excess.
2.2.2 Availability of Facility. Subject to the terms of this Agreement, the facility is available from the date hereof to the Termination Date, and the Borrowers may borrow, repay and reborrow at any time prior to the Termination Date. The Commitments to lend hereunder shall expire on the Termination Date. Principal payments made after the Termination Date may not be reborrowed.
2.2.3 Repayment of Facility. The Revolving Credit Termination Balance and all other unpaid Obligations shall be paid in full by the Borrowers on the Termination Date.
2.2.4 Several Obligations. Each Borrower will be severally obligated for all Advances made to such Borrower and all interest accrued with respect thereto, and no Borrower (other than the Company) will be obligated for any Advances made to any other Borrower. Except as provided in this Section 2.2.4 and as otherwise expressly provided herein, the Borrowers shall be jointly and severally liable for all other Obligations hereunder.
Section 2.3    Ratable Advances.
2.3.1 Ratable Advances. Each Ratable Advance hereunder shall consist of Loans made to a Borrower from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The aggregate outstanding amount of Competitive Bid Advances shall reduce each Lender’s Commitment ratably in the proportion such Lender’s Commitment bears to the Aggregate Commitment regardless of which Lender or Lenders make such Competitive Bid Advances.

2.3.2 Types of Ratable Advances. The Ratable Advances may be Floating Rate Advances, RFR Advances or Benchmark Ratable Advances, or a combination thereof, selected by the Company in accordance with Section 2.3.3.
2.3.3 Method of Selecting Types and Interest Periods for Ratable Advances. The Company shall select the Type of Ratable Advance and, in the case of each Benchmark Ratable Advance, the Interest Period (if applicable) and Agreed Currency applicable thereto from time to time. Floating Rate Advances may only be denominated in Dollars. RFR Advances may only be denominated in Sterling. The Company shall give the Agent irrevocable notice (a “Ratable Borrowing Notice”) substantially in the form of Exhibit C hereto, or if the Borrower is a Borrowing Subsidiary, the Company shall, on behalf of such Borrowing Subsidiary, give a Ratable Borrowing Notice, not later (a)(i) in the case of a Benchmark Ratable Advance denominated in Dollars, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Advance, (ii) in the case of a Benchmark Ratable Advance denominated in Euros, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Advance, (iii) in the case of a Benchmark Ratable Advance denominated in Yen, not later than 12:00 p.m., New York City time, four Business Days before the date of the proposed Advance, (iv) in the case of an RFR Advance denominated in Sterling, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of the proposed Advance, (v) in the case of a Benchmark Ratable Advance denominated in CAD, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Advance and (vi) in the case of a Benchmark Ratable Advance denominated in AUD, not later than 12:00 p.m., New York City time, four Business Days before the date of the proposed Advance, or (b) in the case of an Floating Rate Advance, not later than 11:00 a.m., New York City time, on the date of the proposed Advance. Notwithstanding the foregoing, a Ratable Borrowing Notice for a Floating Rate Advance may be given by a Borrower not later than 15 minutes after the time which such Borrower is required to reject one or more bids offered in connection with an Absolute Rate Auction pursuant to Section 2.4.6 and a Ratable Borrowing Notice for a Benchmark Ratable Advance may be given not later than 15 minutes after the time such Borrower is required to reject one or more bids offered in connection with a Benchmark Auction pursuant to Section 2.4.6. A Ratable Borrowing Notice shall specify:
(a) the Borrowing Date, which shall be a Business Day, of such Ratable Advance,
(b) the aggregate amount of such Ratable Advance,
(c) the Type of Ratable Advance selected,
(d) in the case of each Benchmark Ratable Advance, the Interest Period (if applicable) and Agreed Currency applicable thereto (which Interest Period may not end after the Termination Date), and
(e) whether such Ratable Advance is to be made to the Company or to a specified Borrowing Subsidiary.
2.3.4 Conversion and Continuation of Outstanding Ratable Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are either converted into Benchmark Advances in accordance with this Section 2.3.4 or are repaid in accordance with Section 2.8. Each Benchmark Ratable Advance shall continue as a Benchmark Ratable Advance until the end of the then applicable Interest Period therefor, at which time:

(a) such Benchmark Ratable Advance denominated in Dollars shall be automatically converted into a Floating Rate Advance unless (i) such Benchmark Ratable Advance is or was repaid in accordance with Section 2.8 or (ii) the Borrower to which such Benchmark Ratable Advance was made shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Benchmark Ratable Advance continue as a Benchmark Ratable Advance for the same or another Interest Period; and
(b) such Benchmark Ratable Advance denominated in an Agreed Currency other than Dollars shall be automatically continued as a Benchmark Ratable Advance in the same Agreed Currency with an interest period of one month unless (i) such Benchmark Ratable Advance is or was repaid in accordance with Section 2.8 or (ii) the Borrower to which such Benchmark Ratable Advance was made shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Benchmark Ratable Advance continue as a Benchmark Ratable Advance for the same or another Interest Period. Subject to the terms of Section 2.7, each Borrower may elect from time to time to convert all or any part of a Floating Rate Advance made to such Borrower into a Benchmark Ratable Advance. Such Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Benchmark Ratable Advance or continuation of a Benchmark Ratable Advance not later than (i) in the case of a Benchmark Ratable Advance denominated in Dollars, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Advance, (ii) in the case of a Benchmark Ratable Advance denominated in Euros, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Advance, (iii) in the case of a Benchmark Ratable Advance denominated in Yen, not later than 12:00 p.m., New York City time, four Business Days before the date of the proposed Advance, (iv) in the case of an RFR Advance denominated in Sterling, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of the proposed Advance, (v) in the case of a Benchmark Ratable Advance denominated in CAD, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Advance and (vi) in the case of a Benchmark Ratable Advance denominated in AUD, not later than 12:00 p.m., New York City time, four Business Days before the date of the proposed Advance, specifying:
(x)    the requested date which shall be a Business Day, of such conversion or continuation,
(y)    the aggregate amount and Type of the Ratable Advance which is to be converted or continued, and
(z)    the amount of such Ratable Advance(s) which is to be converted into or continued as a Benchmark Ratable Advance and the duration of the Interest Period and the Agreed Currency applicable thereto (which must end on or prior to the Termination Date).
Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as a Default is continuing (i) no outstanding Ratable Advance may be converted to or continued as a Benchmark Ratable Advance and (ii) unless repaid, each Benchmark Ratable Advance shall be converted to a Floating Rate Advance (and, in the case of any Advance denominated in an Agreed Currency, in the Dollar Equivalent thereof) at the end of the Interest Period applicable thereto. No Term Benchmark Advance denominated in Dollars may be converted into an RFR Advance denominated in Dollars unless otherwise permitted pursuant to the terms hereof.
Section 2.4    Competitive Bid Advances.

2.4.1 Competitive Bid Option. In addition to Ratable Advances pursuant to Section 2.3, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.2 as to the maximum aggregate principal amount of all outstanding Advances hereunder), the Company may, as set forth in this Section 2.4, request the Lenders, prior to the Termination Date, to make offers to make Competitive Bid Advances to the Company or any Borrowing Subsidiary. Each Lender may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.4. Each Competitive Bid Advance to a Borrower shall be repaid by such Borrower on the last day of the Interest Period applicable thereto.
2.4.2 Competitive Bid Quote Request. When the Company or a Borrowing Subsidiary wishes to request offers to make Competitive Bid Loans under this Section 2.4, the Company shall, on its behalf or on behalf of a Borrowing Subsidiary, transmit to the Agent by telecopy or electronic mail a Competitive Bid Quote Request so as to be received no later than (i) in the case of a Benchmark Auction in Dollars, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Advance, (ii) in the case of a Benchmark Auction in Euros, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Advance, (iii) in the case of a Benchmark Auction in Yen, not later than 12:00 p.m., New York City time, four Business Days before the date of the proposed Advance, (iv) in the case of an Absolute Rate Auction in Sterling, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of the proposed Advance, (v) in the case of a Benchmark Auction in CAD, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Advance and (vi) in the case of a Benchmark Auction in AUD, not later than 12:00 p.m., New York City time, four Business Days before the date of the proposed Advance, specifying:
(a) the proposed Borrowing Date, which shall be a Business Day, for such Competitive Bid Advance;
(b) the proposed currency of such Competitive Bid Advance, which shall be an Agreed Currency in the case of a Benchmark Auction or Dollars in the case of an Absolute Rate Auction; provided that after giving effect to such Competitive Bid Advance, the outstanding Advances shall be denominated in not more than eight Agreed Currencies (including Dollars);
(c) the aggregate principal amount of such Competitive Bid Advance;
(d) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate, or both;
(e) the Interest Period applicable thereto (which may not end after the Termination Date); and
(f) whether such Competitive Bid Advance is to be made to the Company or to a Borrowing Subsidiary.
The Company may request offers to make Competitive Bid Loans for more than one Interest Period and for a Benchmark Auction and an Absolute Rate Auction but for not more than one currency in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within 5 Business Days (or upon reasonable prior notice to the Lenders, such other number of days as the Company and the Agent may agree) of any other Competitive Bid Quote Request. Each Competitive Bid Quote Request shall be in a minimum amount of $5,000,000 or a larger multiple of $1,000,000 (or the Dollar Equivalent thereof, if denominated in an Agreed Currency other than Dollars); provided that upon giving effect to such Competitive Bid Advance, the then aggregate outstanding principal Dollar Equivalent of all Advances shall not exceed the aggregate amount of the Commitments then in effect. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit D hereto shall be rejected, and the Agent shall promptly notify the Company of such rejection by telecopy or electronic mail.
2.4.3 Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.4.2, the Agent shall send to each of the Lenders by telecopy or electronic mail an Invitation for Competitive Bid Quotes substantially in the form of Exhibit E hereto, which shall constitute an invitation by the Company to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.4.
2.4.4 Submission and Contents of Competitive Bid Quotes.
(a) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.4.4 and must be submitted to the Agent by telecopy or electronic mail at its offices specified in or pursuant to Section 14.1, not later than (i)(A) 8:45 a.m., New York City time, in the case of JPMorgan and (B) 9:00 a.m., New York City time, in the case of each other Lender, at least four Business Days prior to the proposed Borrowing Date in the case of a Benchmark Auction in an Agreed Currency other than Dollars, or (ii)(A) 1:45 p.m., New York City time, in the case of JPMorgan and (B) 2:00 p.m., New York City time, in the case of each other Lender, at least four Business Days prior to the proposed Borrowing Date in the case of a Benchmark Auction in Dollars, or (iii)(A) 9:45 a.m., New York City time, in the case of JPMorgan and (B) 10:00 a.m., New York City time, in the case of each other Lender, on the proposed Borrowing Date in the case of an Absolute Rate Auction (or, in any such case upon reasonable prior notice to the Lenders, such other time and date as the applicable Borrower and the Agent may agree, provided that JPMorgan shall always be required to submit its Competitive Bid Quotes not less than fifteen minutes prior to the other Lenders). Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the applicable Borrower.
(b) Each Competitive Bid Quote shall be in substantially the form of Exhibit F hereto and shall in any case specify:
i. the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes, and, in the case of a Benchmark Auction, the proposed currency of such Competitive Bid Advance,
ii. the principal amount of the Competitive Bid Loan for which each such offer is being made, (A) the Dollar Equivalent of which principal amount may be greater than, less than or equal to the Commitment of the quoting Lender, but in no case greater than the Aggregate Commitment, (B) which principal amount must be at least $5,000,000 and an integral multiple of $1,000,000 (or the Dollar Equivalent thereof, if denominated in an Agreed Currency other than Dollars), and (C) which principal amount may not exceed the principal amount of Competitive Bid Loans for which offers were requested,
iii. in the case of a Benchmark Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan,

iv. the minimum amount, if any, of the Competitive Bid Loan which may be accepted by the Company,
v. in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan,
vi. the maximum aggregate amount, if any, of Competitive Bid Loans offered by the quoting Lender which may be accepted by the Company,
vii. the applicable Interest Period; and
viii. the identity of the quoting Lender.
(c) The Agent shall reject any Competitive Bid Quote that:
i. is not substantially in the form of Exhibit F hereto or does not specify all of the information required by this Section 2.4.4(c),
ii. contains qualifying, conditional or similar language, other than any such language contained in Exhibit F hereto,
iii. proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes, or
iv. arrives after the time set forth in Section 2.4.4(a).
If any Competitive Bid Quote shall be rejected pursuant to this Section 2.4.4(c), then the Agent shall notify the relevant Lender of such rejection as soon as practicable.
2.4.5 Notice to the Company. The Agent shall promptly notify the Company, either on behalf of the Company or on behalf of any Borrowing Subsidiary, of the terms (a) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.4.4 and (b) of any Competitive Bid Quote that is in accordance with Section 2.4.4 and amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent’s notice to the Company shall specify the aggregate principal amount and currency of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Benchmark Bid Rates or Absolute Rates, as the case may be, so offered.
2.4.6 Acceptance and Notice by Borrowers. Not later than (i) 11:00 a.m. (New York City time) at least four Business Days prior to the proposed Borrowing Date in the case of a Benchmark Auction in an Agreed Currency other than Dollars, (ii) 3:00 p.m. (New York City time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Benchmark Auction in Dollars or (iii) 11:00 a.m. (New York City time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction, the Company shall notify the Agent, either on its own behalf or on behalf of a Borrowing Subsidiary, of such Borrower’s acceptance or rejection of the offers so notified to it pursuant to Section 2.4.5; provided, however, that the failure by the Company to give such notice to the Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a “Competitive Bid Borrowing Notice”) shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The

Company may accept or reject any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.4.4(b)(iv)); provided that:
(a) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,
(b) acceptance of offers may only be made on the basis of ascending Benchmark Bid Rates or Absolute Rates, as the case may be, and

(c) the Company may not accept any offer that is described in Section 2.4.4(c) or that otherwise fails to comply with the requirements of this Agreement.

2.4.7 Allocation by Agent. If offers are made by two or more Lenders with the same Benchmark Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000 (or the Dollar Equivalent thereof, if denominated in an Agreed Currency other than Dollars), as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Agent shall promptly, but in any event on the same Business Day in the case of Benchmark Bid Rate Advances, and by 11:00 a.m. (Chicago time) in the case of Absolute Rate Advances, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.
Section 2.5    Method of Borrowing. Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIV if such Loan is denominated in Dollars. Not later than noon (local time in the city of the Agent’s Payment Office for such currency) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent’s Payment Office for such currency to the Agent at its address specified pursuant to Article XIV if such Loan is denominated in an Agreed Currency other than Dollars. The Agent will make the funds so received from the Lenders available to the applicable Borrower at the Agent’s aforesaid address if denominated in Dollars, and at an account of the applicable Borrower in the relevant jurisdiction and designated by the Company in the applicable Ratable Borrowing Notice or Competitive Bid Quote Request, if denominated in an Agreed Currency other than Dollars.
Section 2.6    Fees; Reduction and Increase of Aggregate Commitment; Extension of Termination Date.
2.6.1 Fees.
(a) Commitment Fee. The Company and the Borrowing Subsidiaries hereby jointly and severally agree to pay to the Agent for the account of the Lenders, ratably in proportion to their Commitments, a commitment fee (the “Commitment Fee”) at a rate per annum equal to the Applicable Commitment Fee Rate on the daily average unused amount of the Commitments, which fee shall be payable in arrears on the fifteenth day following the last day of March, June, September and December of each year commencing on December 31, 2022 and with a final payment due and payable on the Termination Date. For the purposes of determining the amount of the Commitment Fee, outstanding Competitive Bid Loans shall be deemed not to be a usage of the Commitments.
(b) Certain Other Fees. The Borrower agrees to pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed upon among the Borrowers and the Agent.
2.6.2 Reductions in Aggregate Commitment. The Borrowers may permanently reduce the Aggregate Commitment in whole, or in a minimum aggregate amount of $25,000,000 and in integral multiples of $1,000,000 if in excess thereof (or the Dollar Equivalent thereof, if denominated in an Agreed Currency other than Dollars), ratably among the Lenders, upon at least three Business Days’ written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal Dollar Equivalent of the outstanding Advances. All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder and on the final date upon which all Loans are repaid hereunder. The Aggregate Commitment once reduced as provided in this Section 2.6.2 may only be reinstated as specifically provided in Section 2.6.3 below. If (i) any Lender notifies the Company in accordance with Section 3.5(d) or (ii) a Borrower reasonably determines that it is or will be required to make any additional payment to any Lender under Sections 3.1, 3.2 or 3.3, then the Company may, at any time thereafter (provided that no Default or Unmatured Default then exists and no satisfactory solution has been reached pursuant to Section 3.6) and by not less than five Business Days’ prior written notice to the Agent, cancel such Lender’s Commitment, whereupon such Lender shall cease to be obliged to make further Loans hereunder and its Commitment shall be reduced to zero. Upon termination of such Lender’s Commitment, each applicable Borrower shall, subject to the last sentence of this Section 2.6.2, pay all outstanding Obligations owing to such Lender. Any notice of cancellation given pursuant to this Section 2.6.2 shall be irrevocable and shall specify the date upon which such cancellation is to take effect. Notwithstanding any such cancellation, the obligations of the Company under Sections 3.1, 3.2, 3.3 and 10.6 shall survive any such cancellation and be enforceable by such Lender. In any case described in clauses (b)(i) or (b)(ii) above in which the Company has the right to cancel a Lender’s Commitment, the Company may, in connection with such cancellation, arrange for a sale (at par) of such Commitment and all outstanding Loans held by such Lender pursuant to the terms of Section 13.3 and such Lender will promptly enter into any such sale arranged by the Company.
2.6.3 Increase in Aggregate Commitment. (a) The Company may at any time propose that the Aggregate Commitment be increased (the amount of such increase being a “Commitment Increase”), effective as at a date prior to the Termination Date and at least 15 days after the Company proposes any such increase to the Agent in writing (an “Increase Date”) as to which agreement is to be reached by an earlier date specified in such notice (a “Commitment Date”); provided, however, that (A) the Company may not propose more than two Commitment Increases in any calendar year, (B) the Company may not propose more than five Commitment Increases pursuant to this Agreement, (C) the minimum proposed Commitment Increase per notice shall be $10,000,000, (D) in no event shall the Aggregate Commitment hereunder at any time exceed $5,000,000,000, and (E) no Default or Unmatured Default shall have occurred and be continuing on such Increase Date. The Agent shall notify the Lenders thereof promptly upon its receipt of any such notice. The Agent agrees that it will cooperate with the Company in discussions with the Lenders and other lending institutions with a view to arranging the proposed Commitment Increase through the increase of the Commitments of one or more of the Lenders (each such Lender that is willing to increase its Commitment hereunder being an “Increasing Lender”) and/or through Commitments provided by one or more Assuming Lenders; provided, however, that it shall be in each Lender’s sole discretion whether to increase its Commitment hereunder in connection with the proposed Commitment Increase; and provided further that the minimum Commitment of each Assuming Lender that becomes a party to this Agreement pursuant to this Section 2.6.3 shall be at least equal to $10,000,000. If agreement is reached on or prior to the applicable Commitment Date with any Increasing Lenders and Assuming Lenders as to a Commitment Increase (which may be less than but not greater than specified in the applicable notice from the Company), such agreement to be evidenced by a notice in reasonable detail from the Company to the Agent on or prior to the applicable Commitment Date, such Assuming Lenders, if any, shall become Lenders hereunder as of the applicable Increase Date and the Commitments of such Increasing Lenders and such Assuming Lenders shall become or be, as the case may be, as of the Increase Date, the amounts specified in such notice; provided that:
(x)    the Agent shall have received (with copies for each Lender, including each such Assuming Lender) by no later than 10:00 a.m. (Chicago time) on the applicable Increase Date a certificate of a Financial Officer, stating that the Board of Directors of the Company has adopted resolutions authorizing the Company to borrow money pursuant to this Agreement from time to time in an aggregate principal amount at any one time outstanding in an amount at least equal to the Aggregate Commitment, after giving effect to the pending Commitment Increase, and that such resolutions remain in full force and effect and have not been modified or rescinded or attaching and certifying, if applicable, any amendments to such resolutions or supplemental borrowing resolutions (together with a similar certificate from an authorized officer of each Borrowing Subsidiary, if any are then parties to this Agreement);
(y)    each such Assuming Lender shall have delivered to the Agent, by no later than 10:00 a.m. (Chicago time) on such Increase Date, an appropriate Lender Assumption Agreement in substantially the form of Exhibit J hereto (a “Lender Assumption Agreement”), duly executed by such Assuming Lender and the Company; and
(z)    each such Increasing Lender shall have delivered to the Agent by, no later than 10:00 a.m. (Chicago time) on such Increase Date, (A) its existing Ratable Note, if any, and (B) confirmation in writing satisfactory to the Agent as to its increased Commitment.
(b) In the event that the Agent shall have received notice from the Company as to its agreement to a Commitment Increase on or prior to the applicable Commitment Date and each of the actions provided for in clauses (i)(x) through (i)(z) above shall have occurred prior to 10:00 a.m. (Chicago time) on the applicable Increase Date to the satisfaction of the Agent, the Agent shall promptly notify the Lenders (including any Assuming Lenders) and the Company of the occurrence of such Commitment Increase and shall record in its records the relevant information with respect to each Increasing Lender and Assuming Lender. Each Increasing Lender and each Assuming Lender shall, before 2:00 p.m. (Chicago time) on the applicable Increase Date, make available to the Agent in accordance with the provisions of Section 2.5 (or at such other time as shall be agreed among the Agent, the applicable Lenders and the Company), in same day funds, in the case of such Assuming Lender, an amount equal to such Assuming Lender’s ratable portion of the Ratable Advances then outstanding (calculated based on its Commitment as a percentage of the Aggregate Commitment after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (A) such Increasing Lender’s ratable portion of the Ratable Advances then outstanding after giving effect to the relevant Commitment Increase over (B) such Increasing Lender’s ratable portion of the Ratable Advances then outstanding before giving effect to the relevant Commitment Increase. After the Agent’s receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Agent will, if necessary, promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective applicable Lending Installations in an amount to each other Lender such that the aggregate amount of the outstanding Ratable Advances owing to each Lender after giving effect to such distribution equals such Lender’s ratable portion of the Ratable Advances then outstanding after giving effect to the relevant Commitment Increase.
(c) In the event that the Agent shall not have received notice from the Company as to such agreement on or prior to the applicable Commitment Date or the Company shall, by notice to the Agent prior to the applicable Increase Date, withdraw its proposal for a Commitment Increase or any of the actions provided for above in clauses (i)(x) through (i)(z) shall not have occurred by 10:00 a.m. (Chicago time) on the such Increase Date, such proposal by the Company shall be deemed not to have been made. In such event, any actions theretofore taken under clauses (i)(x) through (i)(z) above shall be deemed to be of no effect and all the rights and obligations of the parties shall continue as if no such proposal had been made.
2.6.4 Extension of Termination Date. (a) So long as no Default or Unmatured Default has occurred and is continuing, the Company may on up to two occasions, upon at least 45 days and not more than 60 days prior to any annual anniversary of the date hereof, by written notice to the Agent (who shall promptly provide a copy of such notice to each Lender), propose to extend the Termination Date by one year. Each Lender may, not more than 30 days nor less than 20 days prior to such anniversary date, elect by written notice to the Company and the Agent to extend its Termination Date by a period of one year. The Agent will notify the Company, in writing of the Lenders’ decisions no later than 15 days prior to such anniversary date. No Lender (or any successor thereto) shall have any obligation to extend its Termination Date, and any decision by a Lender to extend its Termination Date shall be made in its sole discretion independently from any other Lender. Any Lender that does not respond to a request to extend the Termination Date shall be deemed to be a Non-Consenting Lender.
(b) If any Lender shall not elect to extend its Termination Date pursuant to paragraph (i) above (each such Lender being a “Non-Consenting Lender”), the Company may designate another bank or other financial institution (which shall either be an Assuming Lender or may be, but need not be, one or more of the existing Lenders) which at the time agrees to accept an assignment of the Commitment of the Non-Consenting Lender in accordance with Section 13.3; provided, however, that (A) any Assuming Lender at the time of the applicable assignment shall execute and deliver to the Agent a lender assumption agreement in form and substance reasonably satisfactory to the Agent; (B) the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $5,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $5,000,000, in which case such Assuming Lender shall assume all of such lesser amount; (C) any such Non-Consenting Lender shall have been paid (x) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (y) any accrued but unpaid commitment fees owing to such Non-Consenting Lender as of the effective date of such assignment; (D) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and (E) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 13.3 for such assignment shall have been paid. To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.6.4 and the Commitment of such Lender is not assumed in accordance with this paragraph (ii), the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Company, such Lender or any other Person; provided that such Non-Consenting Lender’s rights under Article III, Section 10.6 and Article XI (solely with respect to indemnification obligations set forth therein), shall survive the Termination Date for such Lender as to matters occurring prior to such date.

(c) If (after giving effect to any assignments pursuant to paragraph (ii) of this Section 2.6.4) Lenders having Commitments equal to at least 50% of the Commitments in effect immediately prior to the applicable anniversary date consent in writing to a requested extension (whether by execution or delivery of an assignment agreement pursuant to Section 13.3 or otherwise) not later than one Business Day prior to such anniversary date, the Agent shall so notify the Company, and so long as no Default or Unmatured Default shall have occurred and then be continuing (and the Company shall have so certified to the Agent) on the proposed effective date of such execution, the Termination Date then in effect shall be extended for the additional one-year period as described in paragraph (i) of this Section 2.6.4, and all references in this Agreement and in the Notes to the “Termination Date” shall, with respect to each Lender other than a Non-Consenting Lender for such extension, refer to the Termination Date as so extended. Promptly following each extension of the Termination Date, the Agent shall notify the Lenders of the extension of the scheduled Termination Date in effect immediately prior thereto.
Section 2.7    Minimum Amount of Each Advance. Each Benchmark Ratable Advance shall be in the minimum amount of $5,000,000 and in multiples of $1,000,000 if in excess thereof (or the Dollar Equivalent thereof, if denominated in an Agreed Currency other than Dollars), and each Floating Rate Advance shall be in the minimum amount of $5,000,000 and in multiples of $1,000,000 if in excess thereof (or the Dollar Equivalent thereof, if denominated in an Agreed Currency other than Dollars); provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment. Each Competitive Bid Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof). No Borrower shall request a Fixed Rate Advance if, after giving effect to the requested Fixed Rate Advance, more than 12 separate Fixed Rate Advances would be outstanding.
Section 2.8    Optional Principal Payments. Each Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances, upon one Business Day’s prior notice to the Agent. Each Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Benchmark Ratable Advances, or, in a minimum aggregate amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof (or the Dollar Equivalent thereof, if denominated in an Agreed Currency other than Dollars), any portion of the outstanding Benchmark Ratable Advances upon three Business Days’ prior notice to the Agent. A Competitive Bid Loan may not be paid prior to the last day of the applicable Interest Period.
Section 2.9    Changes in Interest Rate; Alternate Rate of Interest.
2.9.1 Changes in Interest Rate, etc.
(a) Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Benchmark Ratable Advance into a Floating Rate Advance pursuant to Section 2.3.4, to but excluding the date it becomes due or is converted into a Benchmark Ratable Advance pursuant to Section 2.3.4 hereof, at a rate per annum equal to the Alternate Base Rate for such day plus the Applicable Margin. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.
(b) Each Fixed Rate Advance (other than an RFR Advance) shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest

Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance.
(c) Each RFR Advance shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Margin.
(d) No Interest Period may end after the Termination Date.
2.9.2 Alternate Rate of Interest. Subject to subclauses (a), (b), (c), (d) and (e) of this Section 2.9.2, if:
(a) the Agent determines (which determination shall be conclusive absent manifest error) (i) prior to the commencement of any Interest Period for a Term Benchmark Advance, that adequate and reasonable means do not exist for ascertaining the Relevant Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (ii) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or
(b) the Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Advance, the Relevant Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Advance for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Advance for the applicable Agreed Currency;
(c) then the Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Borrowing Notice in accordance with the terms of Section 2.6, (A) for Loans denominated in Dollars, (1) any Borrowing Notice that requests the conversion of any Advance to, or continuation of any Advance as, a Term Benchmark Advance and any Borrowing Notice that requests a Term Benchmark Advance shall instead be deemed to be a Borrowing Notice, as applicable, for (x) an RFR Advance denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Advances is not also the subject of Section 2.9.2 or (ii) above or (y) an Floating Rate Advance if the Adjusted Daily Simple RFR for Dollar Advances also is the subject of Section 2.9.2(a)(i) or (ii) above and (2) any Borrowing Notice that requests an RFR Advance (if applicable pursuant to Section 2.9.2(d)) shall instead be deemed to be a Borrowing Notice, as applicable, for an Floating Rate Advance and (B) for Loans denominated in an Agreed Currency other than Dollars, any Borrowing Notice that requests the conversion of any Advance to, or continuation of any Advance as, a Term Benchmark Advance and any Borrowing Notice that requests a Term Benchmark Advance or an RFR Advance, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Advance, then all other Types of Advances shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Agent referred to in this Section 2.9.2 with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Borrowing Notice in accordance with the terms of Section 2.6, (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Agent to, and shall constitute, (x) an RFR Advance denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Advances is not also the subject of Section 2.9.2(a)(i) or (ii) above or (y) an Floating Rate Loan if the Adjusted Daily Simple RFR for Dollar Advances also is the subject of Section 2.9.2(c)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Agent to, and shall constitute an Floating Rate Loan and (B) for Loans denominated in an Agreed Currency other than Dollars, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of CAD or Yen, the Canadian Prime Rate or the Japanese Prime Rate, respectively) for the applicable Agreed Currency plus the CBR Spread; provided that, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of CAD or Yen, the Canadian Prime Rate or the Japanese Prime Rate, respectively) for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Agreed Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Currency, at the Borrower’s election, shall either (A) be converted into Floating Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Agreed Currency) immediately or (B) be prepaid in full immediately.
(d) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(e) Notwithstanding anything to the contrary herein or in any other Loan Document, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(f) The Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark

Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (g) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, the requisite Lenders pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.9.2.
(g) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (6) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate, TIBOR Rate, AUD Screen Rate or CDOR Screen Rate) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (7) if a tenor that was removed pursuant to clause (i) above either (a) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (b) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(h) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Advance or RFR Advance of, conversion to or continuation of Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a Term Benchmark Advance denominated in Dollars into a request for an Advance of or conversion to (A) an RFR Advance denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Advances is not the subject of a Benchmark Transition Event or (B) an Floating Rate Advance if the Adjusted Daily Simple RFR for Dollar Advances is the subject of a Benchmark Transition Event or (y) any Term Benchmark Advance or RFR Advance denominated in an Agreed Currency other than Dollars shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.9.2, (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Agent to, and shall constitute, (x) an RFR Advance denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Advances is not the subject of a Benchmark Transition Event or (y) an Floating Rate Loan if the Adjusted Daily Simple RFR for Dollar Advances is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Agent to, and shall constitute an Floating Rate Loan and (B) for Loans denominated in an Agreed Currency other than Dollars, (1) any Term Benchmark Loan shall, on the last day of the

Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of the CAD or Yen, the Canadian Prime Rate or the Japanese Prime Rate, respectively) for the applicable Agreed Currency plus the CBR Spread; provided that, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of the CAD or Yen, the Canadian Prime Rate or the Japanese Prime Rate, respectively) for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency shall, at the Borrower’s election prior to such day: (c) be prepaid by the Borrower on such day or (d) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Benchmark Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Currency, at the Borrower’s election, shall either (A) be converted into Floating Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Agreed Currency) immediately or (B) be prepaid in full immediately.
Section 2.10    Rate After Maturity. Except as provided in the next sentence, any Dollar denominated Advance not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Floating Rate plus 2% per annum, payable upon demand. Any Advance denominated in an Agreed Currency other than Dollars that is not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid at the rate applicable thereto plus 2% per annum, payable upon demand. In the case of a Dollar denominated Fixed Rate Advance the maturity of which is accelerated, such Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period (or until paid if paid prior to the end of such Interest Period), at the higher of the rate otherwise applicable to such Fixed Rate Advance for such Interest Period plus 2% per annum or the Floating Rate plus 2% per annum. In the case of a Fixed Rate Advance denominated in an Agreed Currency other than Dollars the maturity of which is accelerated, such Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period (or until paid if paid prior to the end of such Interest Period) at the rate otherwise applicable to such Fixed Rate Advance for such Interest Period plus 2% per annum.
Section 2.11    Method of Payment.
(a) Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made or, where such currency has converted to the Euro, in the Euro. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at (except as set forth in the next sentence) the Agent’s address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrowers, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. All payments to be made by the Borrowers hereunder in any currency other than Dollars shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Agent, at its Payment Office for such currency and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at (i) with respect to Floating Rate Loans and Benchmark Loans denominated in Dollars, its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Agent from such Lender and (ii) with respect to Benchmark Loans denominated in an Agreed Currency other than

Dollars, in the funds received from the Borrowers at the address of the Agent’s Payment Office for such currency.
(b) Notwithstanding the foregoing provisions of this Section 2.11, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made (the “Original Currency”) no longer exists or the Borrowers are not able to make payment to the Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrowers hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations. For purposes of this Section 2.11.2, the participation by any country in the third stage of the European Economic and Monetary Union shall not constitute the imposition of currency control or exchange regulations.
Section 2.12    Noteless Agreement; Evidence of Indebtedness.
(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b) The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made to each Borrower hereunder, the Agreed Currency and Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from each Borrower and each Lender’s share thereof.
(c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.
(d) Any Lender may request that its Ratable Loans or its Competitive Bid Loans be evidenced by Ratable Notes or Competitive Bid Notes, respectively. In such event, each Borrower shall prepare, execute and deliver to such Lender a Ratable Note or a Competitive Bid Note, as the case may be, payable to such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 13.3) be represented by a Note payable to the payee named therein, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.
Section 2.13    Telephonic Notices. Each Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances denominated in Dollars, effect selections of Types of Advances denominated in Dollars, submit Competitive Bid Quotes for Advances denominated in Dollars and transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of such Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices, Conversion/Continuation Notices and Competitive Bid Quote Requests for Advances denominated in Dollars to be given telephonically. Each Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by a Financial Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.
Section 2.14    Interest Payment Dates; Interest and Fee Basis.
2.14.1 Interest accrued on each Floating Rate Advance shall be payable on each Interest Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, upon the termination of the Commitments and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Benchmark Ratable Advance on a day other than an Interest Payment Date shall be payable on the date of conversion. Accrued interest on each RFR Loan and Term Benchmark Loan shall be payable on each Interest Payment Date, on any date upon which such Loans are prepaid and at maturity. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, upon the termination of the Commitments and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.
2.14.2 Interest on Loans and fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that interest on Floating Rate Loans shall be calculated for actual days elapsed on the basis of a 365-day year or 366 day year, as the case may be, and interest on Loans denominated in British Pounds Sterling or by reference to the CDOR Screen Rate or the AUD Screen Rate shall be calculated for actual days elapsed on the basis of a 365-day year (or 366 days in a leap year). Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
Section 2.15    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Ratable Borrowing Notice, Conversion/Continuation Notice, Competitive Bid Borrowing Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.
Section 2.16    Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrowers in accordance with Article XIV, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.
Section 2.17    Non Receipt of Funds by the Agent. Unless a Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of a Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or such Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the NYFRB Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.
Section 2.18    Borrowing Subsidiaries. The Company may at any time or from time to time, with the consent of the Agent and each Lender, which consents shall not be unreasonably withheld, add as a party to this Agreement any Subsidiary to be a “Borrowing Subsidiary” hereunder by the execution and delivery to the Agent of a duly completed Assumption Letter by such Subsidiary, with the written consent of the Company at the foot thereof. Upon such execution, delivery and consent such Subsidiary shall for all purposes be a party hereto as a Borrowing Subsidiary as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Advances made to any Borrowing Subsidiary under this Agreement shall have been repaid or paid in full and all other obligations of such Borrowing Subsidiary under this Agreement shall have been fully performed, the Company may, by not less than five Business Days’ prior notice to the Agent (which shall promptly notify the Lenders thereof), terminate such Borrowing Subsidiary’s status as a “Borrowing Subsidiary”.
Section 2.19    Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Advance in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent or the Required Lenders make it impracticable for the Benchmark Ratable Loans comprising such Advance to be denominated in the Agreed Currency specified by the Borrowers, then the Agent shall forthwith give notice thereof to the Borrowers and the Lenders, and such Loans shall not be denominated in such Agreed Currency but shall, except as otherwise set forth in Section 2.1.1, be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be, as Floating Rate Loans, unless the Borrower notifies the Agent at least one Business Day before such date that (a) it elects not to borrow on such date or (b) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be.
Section 2.20    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrowers hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent’s main Chicago office on the Business Day preceding that on which final, non appealable judgment is given. The obligations of the Borrowers in respect of any sum due to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the specified currency, the Borrowers agree, to the fullest extent that they may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 13.2, such Lender or the Agent, as the case may be, agrees to remit such excess to the Borrowers.
Section 2.21    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.6(a)(i);
(b) any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.4 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 12.1 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrowers, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are funded. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and
(c) the Commitment and principal amount of the outstanding Advances of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.2); provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.
The Agent shall provide written notice to any Lender determined by the Agent to be a Defaulting Lender hereunder (and the Agent shall provide a copy of such determination to the Company).

In the event that the Agent and the Company agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, if any Loans are outstanding on such date, such Lender shall purchase, at par plus the amount of all accrued and unpaid interest thereon, such of the Loans of the other Lenders or a portion of the Loans of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its applicable Commitment percentage.
ARTICLE III
YIELD PROTECTION; TAXES
Section 3.1    Yield Protection. If, on or after the date of this Agreement, any Change in Law:
(a) subjects any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto or
(b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit, compulsory loan or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Recipient or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or
(c) imposes any other condition, cost or expense (other than Taxes) the result of which is to increase the cost to any Recipient or any applicable Lending Installation of making, funding or maintaining its Fixed Rate Loans or reduces any amount receivable by any Recipient or any applicable Lending Installation in connection with its Fixed Rate Loans, or requires any Recipient or any applicable Lending Installation to make any payment calculated by reference to the amount of Fixed Rate Loans held or interest received by it, by an amount deemed material by such Recipient, and the result of any of the foregoing is to increase the cost to such Recipient or applicable Lending Installation of making, converting into, continuing or maintaining its Fixed Rate Loans (or of maintaining its obligation to make any such Loans) or to reduce the return received by such Recipient or applicable Lending Installation in connection with such Fixed Rate Loans (or of maintaining its obligation to make any such Loans), then, within 15 days of demand by such Recipient, the Borrowers shall pay such Recipient such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.
Section 3.2    Increased Costs.
3.2.1 If any Change in Law shall:
(a) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBOR Rate or Adjusted TIBOR Rate, as applicable);
(b) impose on any Lender or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(c) subject any Recipient to any Taxes (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender, or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender, or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that as to any Lender seeking compensation under this Section 3.2.1, such Lender shall only be compensated to the extent such Lender is then generally seeking compensation from similarly situated customers under agreements related to similar credit transactions that include provisions similar to this Section 3.2.1 and the definition of “Change in Law.”
3.2.2 If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
3.2.3 A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Sections 3.2.1 or 3.2.2 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.
3.2.4 Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 3.3 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate, or to determine or charge interest based upon the Relevant Rate, then, upon notice thereof by such Lender to the Borrower (through the Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make Benchmark Advances, and any right of the Borrower to continue Benchmark Advances or to convert Floating Rate Loans to Benchmark Advances, shall be suspended, and (b) the interest rate on which Floating Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until each affected Lender notifies the

Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Company shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, convert all Benchmark Advances to Floating Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Agreed Currency and the interest rate on which Floating Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor (if applicable), if all affected Lenders may lawfully continue to maintain such Benchmark Advances to such day, or immediately, with respect to any RFR Advances or if any Lender may not lawfully continue to maintain such Benchmark Advances to such day, in each case until the Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Relevant Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.
Section 3.4    Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the requesting Borrower for any reason other than default by the Lenders, such Borrower will indemnify each Lender for any actual, out-of-pocket loss or cost incurred by it resulting therefrom, including, without limitation, any actual loss or cost in liquidating or employing deposits acquired to fund or maintain such Fixed Rate Advance.
Section 3.5    Withholding of Taxes; Gross-Up.
(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b) Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for, Other Taxes.
(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 3.5, such Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(d) Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.2.4 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to setoff and apply any and all amounts at any time owing to such Lender under this Agreement or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).
(f) Status of Lenders.
i. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Company and the Agent, at the time or times reasonably requested by the Company or the Agent, such properly completed and executed documentation reasonably requested by the Company or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Agent as will enable the Company or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
i. Without limiting the generality of the foregoing, in the event that each Borrower is a U.S. Person,
(A) any Lender that is a U.S. Person shall deliver to the Company and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a

Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), whichever of the following is applicable:
1) In the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
2) an executed copy of IRS Form W-8ECI;
3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E; or
4) to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;
(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Agent as may be necessary for the Company and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
iii. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Agent in writing of its legal inability to do so.
(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.5(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.5(g) in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.5(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h) Survival. Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement.
Section 3.6    Mitigation of Additional Costs or Adverse Circumstances. If, in respect of any Lender, circumstances arise which would or would upon the giving of notice result in:

(a) an increase in the liability of a Borrower to such Lender under Section 3.1, 3.2, 3.3 or 3.5; or
(b) the unavailability of a Type of Ratable Loan under Section 2.9.2;
then, without in any way limiting, reducing or otherwise qualifying the applicable Borrower’s obligations under any of the clauses referred to above in this Section 3.6, such Lender shall promptly upon becoming aware of the same notify the Agent thereof and shall, in consultation with the Agent and the Company and to the extent that it can do so without prejudice to its own position, take such reasonable steps as may be reasonably open to it to mitigate the effects of such circumstances (including, without limitation, (i) the transfer of its Loans to a Lending Installation in another jurisdiction, (ii) the assignment of its rights and obligations hereunder to another bank or other entity willing to participate in this facility or (iii) the restructure of its participation in this facility in a manner which will avoid the event in question and on terms mutually acceptable to such Lender, the Agent and the Company). If and so long as a Lender has been unable to take, or has not taken, steps acceptable to the Company to mitigate the effect of the circumstances in question, or if any Lender has become a Defaulting Lender, such Lender shall be obliged, at the written request of the Company, to assign all its rights (other than its existing rights to payments pursuant to Sections 3.1, 3.2, 3.3 and 3.5) and obligations hereunder to another bank or other entity nominated by the Company with the approval of the Agent and willing to participate in the facility in place of such Lender; provided that such other bank or entity satisfies all of the requirements of this Agreement including, but not limited to, providing the forms required by Sections 3.5(f) and 13.3.3. Notwithstanding any such assignment, the obligations of the Company under Sections 3.1, 3.2, 3.3, 3.5 and 10.6 shall survive any such assignment and be enforceable by such Lender.
Section 3.7 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Benchmark Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2, and 3.5 or to avoid the unavailability of Benchmark Ratable Advances under Section 2.9.2, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Benchmark Loan shall be calculated as though each Lender funded its Benchmark Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Benchmark Rate or Bid Rate, as the case may be, applicable to such Loan, whether in fact that is the case or not; provided, that such Lender need not disclose any information that is confidential or to the extent prohibited by law or regulation. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrowers of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.3, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement. Notwithstanding any contrary provision of this Article III, no Borrower shall be required to make any payments to any Lender pursuant to Sections 3.1 or 3.2 with respect to periods of time more than 90 days prior to the date upon which such Lender’s written statement in accordance with the terms of this Section 3.7 is first delivered to the applicable Borrower.

ARTICLE IV
CONDITIONS PRECEDENT
Section 4.1    Effectiveness. This Agreement shall not become effective until the date on which the Company has furnished or caused to be furnished to the Agent with sufficient copies for the Lenders:
(a) Copy of a certificate of good standing of the Company certified by the appropriate governmental officer in its jurisdiction of incorporation.
(b) Copies, certified by the Secretary or Assistant Secretary of the Company, of its restated certificate of incorporation, together with all amendments, of its by laws and of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.
(c) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Company, which shall identify by name and title and bear the signature of the officers of the Company authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company.
(d) A certificate, signed by the Financial Officer of the Company, stating that on such date no Default or Unmatured Default has occurred and is continuing.
(e) A certificate, signed by the Financial Officer of the Company, stating that on such date the representations and warranties contained in the Loan Documents are true and correct in all material respects.
(f) A written opinion of the Company counsel, addressed to each of the Lenders, in substantially the form of Exhibit B-1 hereto.
(g) Any Notes requested by a Lender pursuant to Section 2.12 payable to each such requesting Lender.
(h) The Agent shall have received evidence that all principal, interest, fees and other amounts owing under the Existing Credit Agreement shall have been (or shall substantially contemporaneously with the effectiveness hereof are being) repaid in full (it being understood that such amounts may be repaid out of the proceeds of Loans hereunder) and all commitments thereunder shall have been terminated.
(i) The Agent and Arranger shall have received all fees and other amounts due and payable on or prior to the Execution Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Company hereunder.
(j) (i) The Lenders shall have received, at least five days prior to the Execution Date, all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” rules and regulations and Anti-Money Laundering Laws, including the USA Patriot Act, to the extent requested by such Lender in writing of the Borrower at least 10 days prior to the Execution Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Execution Date, any Lender that has requested, in a written notice to such Borrower at least 10 days prior to the Execution Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification.

(k) Such other documents as any Lender or its counsel may have reasonably requested.
Section 4.2    Initial Advance to Each Borrowing Subsidiary. No Lender shall be required to make an Advance hereunder to a Borrowing Subsidiary unless the Company has furnished or caused to be furnished to the Agent with sufficient copies for the Lenders:
(a) The Assumption Letter executed and delivered by such Borrowing Subsidiary and containing the written consent of the Company at the foot thereof, as contemplated by Section 2.18.
(b) Copies of the articles or certificate of incorporation of such Borrowing Subsidiary, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation, as well as any other information required by Section 326 of the USA Patriot Act or necessary for the Agent or any Lender to verify the identity of such Borrowing Subsidiary as required by Section 326 of the USA Patriot Act.
(c) Copies, certified by the Secretary or Assistant Secretary of the Borrowing Subsidiary, of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Agent) approving the Assumption Letter.
(d) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrowing Subsidiary, which shall identify by name and title and bear the signature of the officers of such Borrowing Subsidiary authorized to sign the Assumption Letter and the other documents to be executed and delivered by such Borrowing Subsidiary hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company.
(e) An opinion of counsel to such Borrowing Subsidiary, substantially in the form of Exhibit B-2 hereto.
(f) Any Notes requested by a Lender pursuant to Section 2.12 payable to each such requesting Lender.
Section 4.3    Each Advance. No Lender shall be required to make any Advance (including, without limitation, the initial Advance hereunder), unless on the applicable Borrowing Date:
(a) Prior to and after giving effect to such Advance there exists no Default or Unmatured Default.
(b) The representations and warranties contained in the Loan Documents are true and correct in all material respects as of such Borrowing Date (except (i) for the representations and warranties set forth in Sections 5.5 and 5.7, which relate solely to, and were true and correct in all material respects as of, the date of this Agreement, (ii) such other representations and warranties which expressly relate solely to, and were true and correct in all material respects as of, an earlier date, and (iii) that any such representation and warranty qualified by materiality or Material Adverse Effect is (or, as applicable, was) true and correct in all respects as of the applicable date referred to above).
Each Ratable Borrowing Notice with respect to each such Ratable Advance and each Competitive Bid Borrowing Notice with respect to each such Competitive Bid Advance shall constitute a representation and warranty by the applicable Borrower that the conditions contained in Section 4.3(a) and (b) have been satisfied.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Company represents and warrants to the Agent and the Lenders that:
Section 5.1    Corporate Existence and Standing. Each of the Company and its Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
Section 5.2    Authorization and Validity. The Company has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Company of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents have been duly executed and delivered by, and constitute legal, valid and binding obligations of, the Company enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, or by general equitable principles.
Section 5.3    No Conflict; Government Consent. Neither the execution and delivery by the Company of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Material Subsidiaries or the Company’s or any Material Subsidiary’s articles of incorporation or by laws or the provisions of any indenture, instrument or agreement to which the Company or any of its Material Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Company or a Material Subsidiary pursuant to the terms of any such indenture, instrument or agreement, in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.
Section 5.4    Financial Statements. The December 31, 2021 financial statements of the Company and its Consolidated Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the financial condition of the Company and its Consolidated Subsidiaries at such date and the results of their operations for the period then ended.
Section 5.5    Material Adverse Change. Since December 31, 2021, there has been no change in the business, Property, financial condition or results of operations of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.
Section 5.6    Taxes. The Company and its Material Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are required to be filed and have paid all Taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Material Subsidiaries, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States consolidated income tax returns of the Company and its Material Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 2018. The charges, accruals and reserves on the books of the Company and its Material Subsidiaries in respect of any Taxes or other governmental charges are adequate.
Section 5.7    Litigation. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Material Subsidiaries which could reasonably be expected to have a Material Adverse Effect.
Section 5.8    Material Subsidiaries. An accurate listing of all of the Subsidiaries of the Company is set forth on the Company’s most recent annual report filed with the United States Securities and Exchange Commission on Form 10-K. All of the issued and outstanding shares of capital stock of the Material Subsidiaries have been duly authorized and issued and are fully paid and non assessable.
Section 5.9    ERISA. Each Plan complies in all material respects with all applicable requirements of law and regulations. The Company and all members of the Controlled Group are in compliance with all applicable minimum funding requirements with respect to all Single Employer Plans, and on an aggregate basis, there are no Unfunded Liabilities which would reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred with respect to any Plan, neither the Company nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan, in any such case which could reasonably be expected to have a Material Adverse Effect.
Section 5.10    Full Disclosure.
(a) The financial statements referred to in Section 5.4 do not, nor do any other written statements furnished by the Company to the Agent or the Lenders in connection with the negotiation of the Loan Documents taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading as of the dates thereof.
(b) To the knowledge of the Borrowers, the information included in any Beneficial Ownership Certification provided to any Lender in connection with this Agreement is true and correct in all material respects as of the date of delivery of such Beneficial Ownership Certification to such Lender.
Section 5.11    Title to Properties. The Company and each Material Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to, or leasehold interest in, all the real property and has good title to all the other property it purports to own or lease, including that reflected in the balance sheet referred to in Section 5.4 (as supplanted by the most recent balance sheet delivered pursuant to Section 6.1(a) or (b) hereof) except as sold or otherwise disposed of in the ordinary course of business and except for Liens disclosed in notes to the financial statements referred to in Section 5.4 (as supplanted by the most recent financial statements delivered pursuant to Section 6.1(a) or (b) hereof) or, in each case, otherwise permitted by this Agreement.
Section 5.12    Patents and Trademarks. The Company and each Material Subsidiary owns or possesses all patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, except where the failure to own or possess such rights or the conflict with the rights of others, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 5.13    No Defaults. No Default or Unmatured Default has occurred and is continuing. Neither the Company nor any of its Subsidiaries is in default in the payment of principal or interest on any Indebtedness in excess of $150,000,000 (or the Dollar Equivalent thereof of Indebtedness denominated in a currency other than Dollars) in the aggregate or under any instrument or instruments or agreements under and subject to which such Indebtedness has been issued, no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder and the Company is not in violation of any term of its articles of incorporation.
Section 5.14    Investment Company Act. Neither the Company nor any Subsidiary is an “investment company” or an “affiliated person” thereof or an “affiliated person” of such affiliated person as such terms are defined in the Investment Company Act of 1940, as amended.
Section 5.15    Compliance with Environmental Laws. Neither the Company nor any Subsidiary has notice or knowledge of any violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB’s), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could reasonably be expected to have a Material Adverse Effect. The total liability arising out of any environmental matters, if adversely determined, would not reasonably be expected to exceed a Substantial Portion.
Section 5.16    Regulations U and X. Margin stock (as defined in Regulations U and X) constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.
Section 5.17    Contingent Obligations. Other than any (a) liability incident to any pending litigation, arbitration or proceedings and (b) contingent obligations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Consolidated Subsidiary has contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.
Section 5.18    Anti-Corruption Laws, Etc. The Company and any Borrowing Subsidiary and, to the knowledge of the Company, the Company’s Affiliates and their and the Company’s respective directors, officers, employees and agents are conducting their business in compliance with Anti-Corruption Laws in all material respects and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. Neither the Company nor any Borrowing Subsidiary nor, to the knowledge of the Company, the Company’s Affiliates and their and the Company’s respective directors, officers, employees, agents or representatives acting or benefiting in any capacity in connection with this Agreement: (a) is a Sanctioned Person; (b) is a Person that is owned or controlled by one or more Sanctioned Persons; (c) is located, organized or resident in a Sanctioned Country (excluding entities located, organized or resident in Russia, which entities operate in compliance with Sanctions); or (d) is directly or indirectly engaged in, any dealings or transactions in violation of any Sanctions. The foregoing representations in this Section 5.18 will not apply to any party hereto to which Council

Regulation (EC) 2271/96 (the “Blocking Regulation”) applies, if and to the extent that such representations are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom.
Section 5.19    Affected Financial Institutions. No Borrower is an Affected Financial Institution.
ARTICLE VI
COVENANTS
During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:
Section 6.1    Financial Reporting. The Company will maintain, for itself and each Consolidated Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent, for distribution to the Lenders:
(a) Within 90 days (or such earlier date that is 10 days after the then-current filing deadline for the Company’s annual report on Form 10-K) after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the Consolidated Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.
(b) Within 60 days (or such earlier date that is 5 days after the then-current filing deadline for the Company’s quarterly report on Form 10-Q) after the close of the first three quarterly periods of each of its fiscal years, commencing with the fiscal quarter ending September 30, 2022, for itself and the Consolidated Subsidiaries, unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Financial Officer.
(c) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit I hereto signed by its Financial Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.
(d) Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.
(e) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Company or any of its Subsidiaries files with the Securities and Exchange Commission.
(f) Such other information (including non financial information) as the Agent or any Lender may from time to time reasonably request, including, without limitation,

information and documentation reasonably requested by the Agent or any Lender as required to comply with applicable “know your customer” rules and regulations and Anti-Money Laundering Laws, including the USA Patriot Act and the Beneficial Ownership Regulation.
Section 6.2    Use of Proceeds. The Borrowers will use the proceeds of the Advances made under this Agreement only for general corporate purposes (including for Acquisitions) and to repay outstanding Advances or Notes. None of the proceeds of the Advances shall be used in any manner which would violate or cause any Lender to be in violation of Regulations T, U or X of the Board. The Company shall not directly or knowingly indirectly use or permit any of its Affiliates to use the proceeds of credit extensions hereunder (a) for any purpose which would breach Anti-Corruption Laws, (b) to fund, finance or facilitate any activities, business or transaction of or with any individual or entity, that, at the time of such funding, financing or facilitating, is the subject of any Sanctions, or in any Sanctioned Country, in each case except to the extent permitted for a Person required to comply with Sanctions, or (c) in any other manner that will result in the violation of any applicable Sanctions by any party hereto. The Company shall not directly or knowingly indirectly use or permit any of its Affiliates to use funds or assets obtained from Advances in violation of applicable Sanctions, as such Sanctions are in effect from time to time, to pay or repay any amount owing to any Lender under any Loan Document. The foregoing clauses (b) and (c) of this Section 6.2 will not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such representations are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom.
Section 6.3    Notice of Default. The Company will, and will cause each of its Material Subsidiaries to, give prompt notice in writing to the Agent (for distribution to the Lenders) of the occurrence of any Default or Unmatured Default.
Section 6.4    Corporate Existence. The Company will, and will cause each Material Subsidiary to, do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
Section 6.5    Taxes. The Company will, and will cause each Material Subsidiary to, pay when due all material Taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.
Section 6.6    Insurance. The Company will, and will cause each Material Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice.
Section 6.7    Compliance with Laws. The Company will, and will cause each Material Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, which, if violated, could reasonably be expected to have a Material Adverse Effect. The Company shall ensure that the Company and each of its Affiliates will maintain policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws.

Section 6.8    Inspection. The Company will, and will cause each Material Subsidiary and Borrowing Subsidiary to, permit the Agent and each Lender, by their respective representatives and agents, to inspect any of the Properties, corporate books and financial records of the Company and each such Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each such Subsidiary, and to discuss the affairs, finances and accounts of the Company and each such Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or such Lender may designate, in each case, to the extent the Agent or such Lender determines in good faith that such inspection and examination is necessary for the Agent or such Lender to observe and monitor the Company’s or such Subsidiary’s financial performance and financial condition and to assure the Company’s or such Subsidiary’s compliance with its obligations under this Agreement; provided that, after the occurrence and during the continuance of a Default, the preceding references to “each Material and Borrowing Subsidiary” and “such Subsidiary” shall be deemed to refer to each Subsidiary of the Company, whether or not such Subsidiary is a Borrowing Subsidiary or a Material Subsidiary; and provided, further, that, with respect to any Lender, such inspection and examination shall be at such Lender’s sole expense unless a Default has occurred and is continuing at the time of such inspection and examination.
Section 6.9    Sale of Assets; Merger and Consolidation. The Company will not, nor will it permit any Consolidated Subsidiary to, (x) sell, lease or otherwise transfer, directly or indirectly, assets which, when aggregated with all other such transfers during the term of this Agreement, would constitute more than 50% of the consolidated assets of the Company and its Consolidated Subsidiaries as of the date of this Agreement or (y) merge or consolidate with or into or enter into any analogous reorganization or transaction with any other person, except:
(a) Any Consolidated Subsidiary or other corporation may merge or consolidate with the Company, provided that after giving effect to any such merger or consolidation, (i) the Company shall be the continuing or surviving corporation and (ii) no Default or Unmatured Default shall exist,
(b) Any Consolidated Subsidiary may merge or consolidate with any other Consolidated Subsidiary, and
(c) Any other corporation may merge or consolidate with any Consolidated Subsidiary, provided that after giving effect to any such merger or consolidation, (i) the continuing or surviving corporation shall be a Consolidated Subsidiary and (ii) no Default or Unmatured Default shall exist.
Section 6.10    Liens. The Company will not, nor will it permit any Consolidated Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any Consolidated Subsidiary, except:
(a) Liens existing on the date of this Agreement securing Indebtedness outstanding on the date of this Agreement;
(b) any Lien existing on any Property of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event, provided that such Lien does not extend to or cover any Property of the Company or any other Consolidated Subsidiary;
(c) any Lien on any Property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property, provided that such Lien attaches to such Property concurrently with or within 120 days after the acquisition thereof and such Lien does not extend to or cover any Property of the Company or any Consolidated Subsidiary other than the Property then being acquired;
(d) any Lien on any Property of any other corporation existing at the time such corporation is merged or consolidated with or into the Company or a Consolidated Subsidiary and not created in contemplation of such event, provided that such Lien does not extend to or cover any Property of the Company or any Consolidated Subsidiary other than the Property of such other corporation;
(e) any Lien existing on any Property prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition, provided that such Lien does not extend to or cover any Property of the Company or any Consolidated Subsidiary other than the Property then being acquired;
(f) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section 6.10, provided that such Indebtedness is not increased and is not secured by any additional Property;
(g) Liens incidental to the conduct of its business or the ownership of its Property which (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value of its Property or materially impair the use thereof in the operation of its business;
(h) Liens incurred in connection with the sale by the Company or any of its Subsidiaries of accounts receivable, provided that such Liens do not encumber any Property other than such accounts receivable sold; and
(i) Liens not otherwise permitted by the foregoing clauses of this Section 6.10 securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed 3.5% of Consolidated Total Assets.
Section 6.11    Minimum Interest Coverage Ratio. Commencing with and including its fiscal quarter ending December 31, 2022, the Company will not permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Company for the four fiscal quarter period then ended to be less than 3.5 to 1.0.
ARTICLE VII
DEFAULTS
The occurrence of any one or more of the following events shall constitute a Default:
Section 7.1    Any representation or warranty made or deemed made under Article V by the Company or any Subsidiary to the Lenders or the Agent under or in connection with this Agreement or any certificate or other document delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.
Section 7.2    (a) Nonpayment of principal of any Loan when due, or (b) nonpayment of interest upon any Loan or of any Commitment Fee or other obligations under any of the Loan Documents within five days after the same becomes due.
Section 7.3    The breach by the Company or any other Borrower, as applicable, of any of the terms or provisions of Sections 6.2, 6.3, 6.9, 6.10 and 6.11.

Section 7.4    The breach by the Company or any other Borrower, as applicable (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3), of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Agent or any Lender.
Section 7.5    Failure of the Company or any of its Subsidiaries to pay Indebtedness in an aggregate amount equal to or greater than $150,000,000 (or the Dollar Equivalent thereof of Indebtedness denominated in a currency other than Dollars) when due; or the default by the Company or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, Indebtedness in such aggregate amount to become due prior to its stated maturity; or Indebtedness in such aggregate amount of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.
Section 7.6    Any Borrower or any Material Subsidiary shall (a) have an order for relief entered with respect to it under any bankruptcy, insolvency or other similar law as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (d) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (e) institute any proceeding seeking an order for relief under any bankruptcy, insolvency or other similar law as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it or (f) have its board of directors (or any committee thereof) adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 7.6.
Section 7.7    Without the application, approval or consent of any Borrower or any Material Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for any Borrower or any Material Subsidiary or any Substantial Portion of the Property of any such Person, or a proceeding described in Section 7.6(d) shall be instituted against any Borrower or any Material Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.
Section 7.8    The Company or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $100,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.
Section 7.9    The Company or any other member of the Controlled Group shall not be in compliance with the minimum funding standards applicable to any Single Employer Plan, the Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate an amount which would reasonably be expected to have a Material Adverse Effect, or any Reportable Event shall occur in connection with any Plan which could reasonably be expected to have a Material Adverse Effect.
Section 7.10    The Company or any of its Subsidiaries shall be the subject of any proceeding or proceedings pertaining to the release by the Company or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or to any violation of any federal, state or local environmental, health or safety law or regulation, which if adversely determined could reasonably be expected to result in total liability to the Company or any of its Subsidiaries, in the aggregate, in excess of a Substantial Portion.
Section 7.11    The obligations of the Company under Article IX hereof shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any of such obligations, or the Company shall deny that it has any further liability under such Article IX, and shall give notice to such effect.
Section 7.12    A Change in Control shall occur.
ARTCILE VIII
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
Section 8.1    Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Company or any of its Material Subsidiaries, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations of the Borrowers shall immediately become due and payable without presentment, demand, protest or notice of any kind (all of which each Borrower hereby expressly waives) or any other election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations of the Borrowers to be due and payable, or both, in either case upon written notice to the Company and the applicable Borrower, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which each Borrower hereby expressly waives.
If the Required Lenders (in their sole discretion) shall so direct, within 30 days after acceleration of the maturity of any or all of the Obligations or termination of the obligations of the Lenders to make Loans to one or more of the Borrowers hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to any Company or any of its Material Subsidiaries) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Agent shall, by notice to the affected Borrower or Borrowers, rescind and annul such acceleration and/or termination.
Section 8.2    Amendments. Subject to the provisions of Section 2.9.2(b) and this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Company may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Company hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders adversely affected thereby (or in the case of Sections 8.2(b), (d), (e) and (f), all of the Lenders):
(a) Extend the final maturity of any Loan (except as otherwise provided in Section 2.6.4) or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.
(b) Reduce the percentage specified in the definition of Required Lenders.
(c) Extend the Termination Date (except as otherwise provided in Section 2.6.4) or increase the amount of the Commitment of any Lender hereunder (except as otherwise provided in Section 2.6.3).
(d) Permit the Company to assign its rights under this Agreement.

(e) Amend or modify Section 2.6.2, Section 8.1, this Section 8.2 or Section 12.1 or 12.2.
(f) Amend, modify or waive Article IX or release the Company from its obligations thereunder.
(g) Change the payment waterfall provisions of Section 2.21(b) or Section 8.4.
No amendment to Section 2.21 or of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 13.3.3 without obtaining the consent of any other party to this Agreement. The consent of a Borrowing Subsidiary shall not be required for any amendment to the Agreement or the Notes, including without limitation one increasing the rate of interest on its Note or decreasing the maturity thereof. Notwithstanding the foregoing, upon the execution and delivery of all documentation required by Section 2.6.3 to be delivered in connection with an increase of the Aggregate Commitment, this Agreement shall be deemed amended without further action by any party to reflect, as applicable, the new Lenders and their new Commitments and any increase in the Commitment of any existing Lender. Notwithstanding the foregoing, no amendment or amendment and restatement of this Agreement which is in all other respects approved by the Lenders in accordance with this Section 8.2 shall require the consent or approval of any Lender (i) which immediately after giving effect to such amendment or amendment and restatement, shall have no Commitment or other obligation to maintain or extend credit under this Agreement (as so amended or amended and restated) and (ii) which, substantially contemporaneously with the effectiveness of such amendment or amendment and restatement, shall have been paid in full all amounts owing to it hereunder (including, without limitation principal, interest and fees). From and after the effectiveness of any such amendment or amendment and restatement, any such Lender shall be deemed to no longer be a “Lender” hereunder or a party hereto; provided, that any such Lender shall retain the benefit of indemnification and other provisions hereof which, by the terms hereof would survive a termination of this Agreement.
Notwithstanding anything to contrary set forth herein, if the Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement; provided that the Agent shall post such amendment to the Lenders (which may be posted to the approved Platform) reasonably promptly after the effectiveness thereof.
Section 8.3    Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan to any Borrower notwithstanding the existence of a Default or the inability of such Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

Section 8.4    Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Agent by the Borrowers or the Required Lenders, all payments received on account of the Obligations shall, subject to Section 2.21, be applied by the Agent as follows:
(a) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Agent (including fees and disbursements and other charges of counsel to the Agent payable under Section 10.6 and amounts pursuant to Section 2.6(a)(ii) payable to the Agent in its capacity as such);
(b) second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts payable to the Lenders (including fees and disbursements and other charges of counsel to the Lenders payable under Section 10.6) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (b) payable to them;
(c) third, to payment of that portion of the Obligations constituting charges and interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (c) payable to them;
(d) fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans;
(e) fifth, to the payment in full of all other Obligations, in each case ratably among the Agent and the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(f) finally, the balance, if any, after all Obligations have been paid in full, to the Borrowers or as otherwise required by law.
ARTICLE IX
GUARANTY
Section 9.1    Guaranty. For valuable consideration, the receipt of which is hereby acknowledged, and to induce the Lenders to make advances to each Borrowing Subsidiary, the Company hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future obligations of each Borrowing Subsidiary to the Agent, the Lenders and any holder of a Note, or any of them, under or with respect to the Loan Documents, whether for principal, interest, fees, expenses or otherwise (collectively, the “Guaranteed Obligations”).
Section 9.2    Waivers. The Company waives notice of the acceptance of this guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. The Company further waives presentment, protest, notice of notices delivered or demand made on any Borrowing Subsidiary or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Agent and the Lenders to sue the Borrowing Subsidiary, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or any part thereof, and provided further that if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any of the Borrowing Subsidiaries or otherwise, the Company’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made and whether or not the Agent or the Lenders are in possession of this guaranty. The Agent and the Lenders shall have no obligation to disclose or discuss with the Company their assessments of the financial condition of the Borrowing Subsidiaries.
Section 9.3    Guaranty Absolute. This guaranty is a guaranty of payment and not of collection, is a primary obligation of the Company and not one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral; (f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Agent and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of any Borrowing Subsidiary or the insolvency, bankruptcy or any other change in the legal status of any Borrowing Subsidiary; (h) the change in or the imposition of any law, order, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of the Company or any Borrowing Subsidiary to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which the Company may have at any time against any Borrowing Subsidiary, or any other Person in connection herewith or an unrelated transaction; or (k) any other circumstances, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor; all whether or not the Company shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (k) of this paragraph. It is agreed that the Company’s liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that the Company’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Borrowing Subsidiary of the Guaranteed Obligations in the manner agreed upon between the Borrowing Subsidiary and the Agent and the Lenders.
Section 9.4    Subrogation. The Company hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against any Borrowing Subsidiary arising out of or by reason of this guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by the Company unless and until the Guaranteed Obligations are indefeasibly paid in full and any commitment to lend under this Agreement and any other Loan Documents is terminated.

Section 9.5    Limitation on Obligations.
(a) The provisions of this guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Company under this guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Company’s liability under this guaranty, then, notwithstanding any other provision of this guaranty to the contrary, the amount of such liability shall, without any further action by the Company, the Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the Company’s “Maximum Liability”). This Section 9.5 with respect to the Maximum Liability of the Company is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Company nor any other person or entity shall have any right or claim under this Section 9.5 with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Company hereunder shall not be rendered voidable under applicable law.
(b) The Company agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of the Company without impairing this guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this Section 9.5(b) shall be construed to increase the Company’s obligations hereunder beyond its Maximum Liability.
Section 9.6    Acceleration. The Company agrees that, as between the Company on the one hand, and the Lenders and the Agent, on the other hand, the obligations of each Borrowing Subsidiary guaranteed under this Article IX may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 8.1 hereof for purposes of this Article IX, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Borrowing Subsidiary or otherwise) preventing such declaration as against such Borrowing Subsidiary and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such Borrowing Subsidiary) shall forthwith become due and payable by the Company for purposes of this Article IX.
Section 9.7    Termination Date. This guaranty shall continue in effect until the date the Aggregate Commitment shall have been terminated or otherwise expired in accordance with its terms and all of the Guaranteed Obligations have been paid in full.
Section 9.8    Foreign Currency. The specification of payment in a specific currency at a specific place and time pursuant to this Agreement, any Note or any other Loan Document is essential. That currency or those currencies are also the currency of account and payment under this guaranty. If the Company is unable for any reason to effect payment of a specific currency (other than Dollars) as required by the preceding sentence or if the Company defaults in the payment when due of any payment of a specific currency (other than Dollars) under this guaranty, the Agent may, at its option, require such payment to be made to the Agent’s principal office in the equivalent amount in Dollars at the Agent’s then current selling rate for electronic transfers of that currency to the place or places where the Guaranteed Obligations were payable. In the event that any payment, whether pursuant to a judgment or otherwise, does not result in payment of the amount of currency due under this guaranty, upon conversion to the currency of account and transfer to the place specified for payment, the Agent and the Lenders shall have an independent cause of action against the Company for the deficiency.
ARTICLE X
GENERAL PROVISIONS
Section 10.1    Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Loans herein contemplated.
Section 10.2    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
Section 10.3    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
Section 10.4    Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 11.13.
Section 10.5    Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 10.6, 10.10 and 11.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.
Section 10.6    Expenses; Limitation of Liability; Indemnification.
(a) Each Borrower jointly and severally agrees to reimburse the Agent and the Arranger for any reasonable costs and out of pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. Each Borrower also jointly and severally agrees to reimburse the Agent, the Arranger and the Lenders for any costs and out of pocket expenses (including attorneys’ fees and time charges of attorneys for the Agent, the Arranger and the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents or any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or any insolvency or bankruptcy proceedings in respect of the Company.
(b) To the extent permitted by applicable law (i) the Borrowers and any Loan Party shall not assert, and the Borrowers and each Loan Party hereby waives, any claim against the Agent, any Arranger, and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data)

obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or any Advance or the use of the proceeds thereof; provided that, nothing in this Section 10.6(b) shall relieve the Borrowers and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.6(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c) Each Borrower hereby further jointly and severally agrees to indemnify the Agent, the Arranger, each Lender, their respective affiliates, and each of their directors, officers, employees, partners, advisors, representatives and agents (each such Person being referred to as an “Indemnitee”) against all actual losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, the direct or indirect application or proposed application of the proceeds of any Loan hereunder (i) except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from: (x) the gross negligence or willful misconduct of the party seeking indemnification or (y) a claim brought by a Borrower against any indemnified person for breach in bad faith of such Person’s material obligations under any Loan Document, and (ii) except as provided in Section 3.5. The obligations of the Borrowers under this Section 10.6 shall survive the termination of this Agreement. This Section 10.6(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(d) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.16 or Section 11.8, then the Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid, and (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Agent in its discretion.
Section 10.7    Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.
Section 10.8    Accounting. Except as otherwise expressly provided herein, (a) all terms of an accounting or financial nature shall be construed in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Company and all of its Subsidiaries, including those Subsidiaries, if any, which are not consolidated on the Company’s financial statements, and (b) if the Company notifies the Agent that it is required to report under International Financial Reporting Standards (“IFRS”), or has elected to do so through an early-adoption policy, “Agreement Accounting Principles” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, (i) the Company cannot elect to report under U.S. generally accepted accounting principles without the consent of the Required Lenders and (ii) to the extent reasonably required by the Agent, the Company shall reconcile the financial computation methods under IFRS and under “Agreement Accounting Principles” immediately prior to the change to IFRS in a manner reasonably acceptable to the Agent); provided that, if the

Company notifies the Agent that the Company requests an amendment (or if the Agent notifies the Company that the Required Lenders request an amendment) to any provision hereof to take account of the effect of any change occurring after the date hereof in Agreement Accounting Principles or in the application thereof on the operation of such provision (including the conversion to IFRS described above), regardless of whether any such notice is given before or after such change in Agreement Accounting Principles or in the application thereof, then such provision shall be interpreted on the basis of Agreement Accounting Principles as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (x) any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein, or (y) any change in GAAP after the Execution Date that would require lease obligations that would be treated as operating leases as of the date hereof to be classified and accounted for as Capitalized Lease Obligations or otherwise reflected on any Borrower’s consolidated balance sheet (which obligations shall continue to be excluded from the definition of Indebtedness).
Section 10.9    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
Section 10.10    Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to any Borrower to review or inform such Borrower of any matter in connection with any phase of such Borrower’s business or operations. Each Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to such Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, punitive, indirect or consequential damages suffered by such Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby. Neither the Agent, the Arranger nor any Lender shall have any liability for any damages arising from the use by unintended recipients of any information or other materials distributed by any of them through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
Section 10.11    Confidentiality. Each Lender agrees to maintain the confidentiality of the Information (as defined below), except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, any agents or advisors of such Lender or such Lender’s Affiliates, in each case, in connection with the administration of this Agreement or the Loans, and other professional advisors (including, but not limited to, insurers and other risk protection advisors), to such Lender or to a Transferee who know or are informed of the confidential nature of such Information, (c) to regulatory officials, (d) to any Person as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which such Lender is a party, (f) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (g) permitted by Section 13.4, (h) to rating agencies if requested or required by such agency in connection with a rating relating to the Advances hereunder and (i) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Agreement. For the purposes of this Section 10.11, “Information” means all information received from any Borrower relating to the Borrowers or their business, other than any such information that is available to the Agent or any Lender on a non-confidential basis prior to disclosure by any Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Nothing in any Loan Document shall prevent disclosure of any confidential information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents, or any transaction carried out in connection with any transaction contemplated thereby, to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.
Section 10.12    Material Non-Public Information.
10.12.1 EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.11 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
10.12.2 ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY BORROWER OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 10.13    Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Loans provided for herein.
Section 10.14    Disclosure. Each Borrower and each Lender hereby acknowledge and agree that JPMorgan and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any Borrower and its Affiliates.
Section 10.15    USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot

Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the USA Patriot Act. Each Borrower shall provide such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with applicable “know your customer” and Anti-Money Laundering rules and regulations, including, without limitation, the USA Patriot Act.
Section 10.16    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
i. a reduction in full or in part or cancellation of any such liability;
ii. a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
iii. the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.17    No Fiduciary Duty.
(a) The Borrowers acknowledge and agree that neither the Agent nor any Lender will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and the Agent and each Lender is acting solely in the capacity of an arm’s length contractual counterparty to the Borrowers with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrowers or any other person. The Borrowers agree that they will not assert any claim against the Agent or any Lender based on an alleged breach of fiduciary duty by the Agent or any such Lender in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrowers acknowledge and agree that neither the Agent nor any Lender is advising the Borrowers as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrowers shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and neither the Agent nor any Lender shall have responsibility or liability to the Borrowers with respect thereto.

(b) In addition, the Borrowers acknowledge and agree, and acknowledge their Subsidiaries’ understanding, that the Agent, each Lender and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrowers may have conflicting interests regarding the transactions described herein and otherwise. Neither the Agent nor any Lender will use confidential information obtained from the Borrowers by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrowers in connection with the performance by the Agent or such Lender of services for other companies, and neither the Agent nor any Lender will furnish any such information to other companies. The Borrowers also acknowledge that neither the Agent nor any Lender has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrowers, confidential information obtained from other companies.
Section 10.18    Existing Credit Agreement. The Company and those Lenders which are also “Lenders” under the Existing Credit Agreement hereby acknowledge that the Lenders hereunder constitute the “Required Lenders” under the Existing Credit Agreement and agree that (a) contemporaneously with the effectiveness of this Agreement pursuant to Section 4.1, all “Commitments” under the Existing Credit Agreement shall be terminated and (b) all requirements under the Existing Credit Agreement with respect to the giving of notice by the Company of its intent to terminate such Commitments and to repay all Loans outstanding under the Existing Credit Agreement as contemplated by Section 4.1(h) hereof shall be deemed satisfied.
Section 10.19    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time a court of competent jurisdiction determines, in a final determination, that the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
Section 10.20    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
ARTICLE XI
THE AGENT
Section 11.1    Authorization and Action. Each of the Lenders hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.
The Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Unmatured Default or Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.2), and (c) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.2) or in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Unmatured Default or Default unless and until written notice thereof is given to the Agent by the Company or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article XI and Article X shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(g) shall, notwithstanding the provisions of this paragraph, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this paragraph shall survive payment of the Obligations and termination of this Agreement.
Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Agent’s resignation hereunder, the provisions of this Article and Section 10.6 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Lenders designated as the Syndication Agent shall have no duties or responsibilities and such Lenders shall not have or be deemed to have any fiduciary relationship with any other Lender, and no implied responsibilities, duties or obligations shall be construed to exist in this Agreement or any other Loan Document.
Section 11.2    Posting of Communications.
(a) The Borrowers agree that the Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Execution Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, and each of the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and each of the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE AGENT, ANY ARRANGER, THE SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED

PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(d) Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e) Each of the Lenders and each of the Borrowers agrees that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Agent’s generally applicable document retention procedures and policies.
(f) Nothing herein shall prejudice the right of the Agent, any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 11.3    Certain ERISA Matters.
(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:
i. such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
ii. the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

iii. such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
iv. such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c) The Agent, each Arranger and the Syndication Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 11.4    Acknowledgements of Lenders.
(a) Each Lender represents and warrants that: (i) the Loan Documents set forth the terms of a commercial lending facility; (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Agent, any Arranger, any Syndication Agent, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent, any Arranger, any Syndication Agent, or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Agent or the Lenders on the Effective Date.
Section 11.5    Erroneous Payments.
(a) Each Lender hereby agrees that (x) if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds received by such Lender from the Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Lender under this Section 11.5 shall be conclusive, absent manifest error.
(b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
(d) Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
ARTICLE XII
SETOFF; RATABLE PAYMENTS
Section 12.1    Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of such Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.
Section 12.2    Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to and in accordance with the express terms of this Agreement (including Section 2.9.2(a), 2.21, 3.1, 3.2, 3.3, 3.4, 3.5, 13.2, 13.3, payments made to an Non-Consenting Lender on its applicable Termination Date pursuant to Section 2.2.3 or payments of principal or interest on Competitive Bid Loans by any Borrower at a time when no Default is continuing with respect to such Borrower) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders without recourse or warranty from the other Lenders except for the representations and warranties set forth in the Assignment and Assumption Agreement attached hereto as Exhibit G to the extent necessary so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of any Borrower to a Lender other than Indebtedness comprised of Loans made by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of the Loans. If any participations are purchased pursuant to this Section 12.2 and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest.

ARTICLE XIII
BENEFIT OF AGREEMENT; PARTICIPATIONS; ASSIGNMENTS
Section 13.1    Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns permitted hereby, except that (a) no Borrower shall have the right to assign its rights or obligations under the Loan Documents, without the prior written consent of each Lender, (b) any assignment by any Lender must be made in compliance with Section 13.3 and (c) any transfer of participating interests in the Loans must be made in compliance with Section 13.2. Any attempted assignment or transfer by any party not made in compliance with this Section 13.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 13.2.1. The parties to this Agreement acknowledge that clause (b) of this Section 13.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or central bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee, both of which are expressly permitted; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 13.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.
Section 13.2    Participations.
13.2.1 Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities other than an Ineligible Institution (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.
13.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver specified in Sections 8.2(a) through (f) with respect to any Loan or Commitment in which such Participant has an interest.
13.2.3 Benefit of Certain Provisions. Each Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender. The Borrowers further agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.3, 3.4, 3.5, 10.6 and 10.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3 (subject to the requirements and limitations therein, including the requirements under Section 3.5(f) (it being understood that the documentation required under Section 3.5(f) shall be delivered to the participating Lender)), provided that (a) a Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.2 or 3.3 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrowers, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation, (b) such Participant agrees to be subject to the provisions of Section 3.6 as if it were an assignee under Section 13.2.2 and (c) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5(f) to the same extent as if it were a Lender. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.6 with respect to any Participant.
13.2.4 Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
Section 13.3    Assignments.
13.3.1 Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities other than Ineligible Institutions (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit G or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless each of the Company and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000; provided, that (i) the foregoing consent of the Company shall not be required if a Default has occurred and is continuing, and (ii) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within 10 Business Days after having received notice thereof. The amount of the assignment shall be based on the Commitment or outstanding Loans

(if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.
13.3.2 Consents. The consent of the Company shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided, that (i) the consent of the Company shall not be required if a Default has occurred and is continuing, and (ii) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within 5 Business Days after having received notice thereof. The consent of the Agent shall be required prior to an assignment becoming effective unless (x) the Purchaser is a Lender or (y) solely to the extent the assignor is a Person that was a Lender on the Execution Date, the Purchaser is an Affiliate of such Lender or an Approved Fund. Any consent required under this Section 13.3.2 shall not be unreasonably withheld or delayed.
13.3.3 Effect; Effective Date. Upon (a) delivery to the Agent of an assignment (or, to the extent applicable, an agreement incorporating such an assignment by reference pursuant to a Platform as to which the Agent and the parties to such assignment are participants), together with any consents required by Sections 13.3.1 and 13.3.2, (b) payment of a $3,500 fee to the Agent for processing such assignment (unless the Purchaser is an Affiliate of the assigning Lender or such fee is waived by the Agent) and (c) the delivery by the Purchaser to the Agent of an Administrative Questionnaire, such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrowers, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.3, the transferor Lender, the Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.
13.3.4 Register. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). In the absence of manifest error, the entries in the Register shall be conclusive, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, at any reasonable time and from time to time upon reasonable prior notice.
Section 13.4    Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of such Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by an agreement containing provisions at least as restrictive as those of Section 10.11 of this Agreement.
Section 13.5    Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.
ARTICLE XIV
NOTICES; ELECTRONIC PLATFORMS
Section 14.1    Notices. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Company or the Agent, at its address, facsimile number or e-mail address set forth on the signature pages hereof, (b) in the case of any Lender, at its address, facsimile number or e-mail address set forth below its signature hereto or (c) in the case of any party, at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the Agent and the Company in accordance with the provisions of this Section 14.1. Each such notice, request or other communication shall be effective (x) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section 14.1 and confirmation of receipt is received, (y) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (z) if given by any other means, when delivered (or, in the case of electronic transmission, received with notices and other communications sent to an e-mail address deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement)), at the address specified in this Section 14.1; provided that notices to the Agent under Article II shall not be effective until received, and provided, further, that if an electronic communication or facsimile is not sent during the normal business hours of the recipient at its applicable location, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. References elsewhere in this Agreement to the giving of notices by electronic mail shall be effective only to the extent that the applicable Borrower, Lender or the Agent, as applicable, has agreed to accept such notices in such manner pursuant to this Section 14.1.
Section 14.2    Change of Address. Any Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.
Section 14.3    Electronic Platforms. Notices and other communications to the Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Agent and the applicable Lender. Unless the Agent otherwise prescribes, notices or communications posted to an Internet or intranet website shall be deemed received upon receipt by the intended recipient, at its e-mail address as described in Section 14.1, of notification that such notice or communication is available and identifying the website address therefor; provided that if such notice, email or other communication is not sent during the normal business hours of the recipient at its applicable location, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
ARTICLE XV
COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION
Section 15.1    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Section 15.2    Electronic Execution. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 14.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Agent has agreed to accept any Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (b) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers and each Loan Party hereby (ii) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders, and the Borrowers and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (iii) the Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iv) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (v) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrowers and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
ARTICLE XVI
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
Section 16.1    CHOICE OF LAW.
(a) THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
(b) Each of the Lenders and the Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Agent by any Lender relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of Illinois.

Section 16.2    CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS BROUGHT AGAINST THE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS. EACH BORROWER THAT IS ORGANIZED UNDER THE LAWS OF A JURISDICTION OUTSIDE THE UNITED STATES HEREBY APPOINTS THE COMPANY AS ITS AGENT FOR SERVICE OF PROCESS IN ANY MATTER RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS AND SHALL PROVIDE WRITTEN EVIDENCE OF SUCH APPOINTMENT OF COMPANY ON OR BEFORE THE DATE ON WHICH IT BECOMES A BORROWER HEREUNDER.
Section 16.3    WAIVER OF JURY TRIAL. EACH BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Company, the Lenders and the Agent have executed this Agreement as of the date first above written.
ILLINOIS TOOL WORKS INC.
By: /s/ Michael M. Larsen
Title: Senior Vice President and Chief Financial Officer
By: /s/ David Livingston
Title: Vice President Business Development/Treasury

Address:    155 Harlem Avenue
Glenview, IL 60026-4075
Attention:    Michael M. Larsen
Title:    Senior Vice President and Chief Financial Officer
Telephone:    (847) 724-7500
Facsimile:    (224) 661-7402
E-mail Address:    mlarsen@itw.com

JPMorgan Chase Bank, N.A., individually as a Lender and as Agent
By: /s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

Address:    8181 Communications Pkwy Building B, Floor 6
Plano, Texas 75024
Attention:    Peter Predun
Title:    Executive Director
Telephone:    (972) 324-8059
Facsimile:    (914) 417-8578
E-mail Address:
peter.predun@jpmorgan.com

[Signature Page to Credit Agreement]

CITIBANK, N.A.,
as a Lender

By: /s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President

Address:    388 Greenwich Street
New York, NY 10013

Attention:    Susan M. Olsen
Title:    Managing Director
Telephone:    (212) 723-3632
E-mail Address: susan.m.olsen@citi.com

[Signature Page to Credit Agreement]

AUSTRALIA AND NEW ZEALAND
BANKING GROUP LIMITED,
as a Lender

By: /s/ Robert Grillo
Name: Robert Grillo
Title: Executive Director

Address:    277 Park Avenue, 31st Floor,
New York, NY 10172

Attention:    Jordan Windsor
Title:    Director
Telephone:    (212) 801-9832
E-mail Address: Jordan.windsor@anz.com

[Signature Page to Credit Agreement]

Commerzbank AG, New York Branch,
as a Lender

By: /s/ Matthew Ward
Name: Matthew Ward
Title: Managing Director

By: /s/ Robert Sullivan
Name: Robert Sullivan
Title: Vice President

Address:    255 Liberty Street,
New York, NY 10281-1050

Attention:    Lyle Booth
Title:    Operations
Telephone:    (212) 266-7379
Facsimile:    NA
E-mail Address:
CLSprimary@commerzbank.com

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Lender

By: /s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

Address:    200 West Street
New York, NY 10282

Attention:    Goldman Sachs Operations
Title:    N/A
Telephone:    N/A
Facsimile:    (917) 977-3966
E-mail Address:
gs-sbd-admin-contacts@gs.com

[Signature Page to Credit Agreement]

ING Bank N.V., Dublin Branch,
    as a Lender

By: /s/ Cormac Langford
Name: Cormac Langford
Title: Director

By: /s/ Sean Hassett
Name: Sean Hassett
Title: Director

Address:    ING Wholesale Banking
Level 6, Block 4
Dundrum Town Centre,
Sandyford Road,
Dundrum, Dublin, D16
A4W6
Ireland

Attention:    Chris Gleeson
Title:    Transaction Manager
Telephone:    +353 87 411 5225
E-mail Address: chris.gleeson@ing.com

[Signature Page to Credit Agreement]

MIZUHO BANK, LTD.,
as a Lender

By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

[Signature Page to Credit Agreement]

SOCIETE GENERALE,
as a Lender

By: /s/ Richard Bernal
Name: Richard Bernal
Title: Managing Director

Address:    245 Park Ave,
New York, NY 10167

Attention:    Richard Bernal
Title:    Managing Director
Telephone:    (212) 278-6697
E-mail Address: richard.bernal@sgcib.com

[Signature Page to Credit Agreement]

Bank of China, Chicago Branch,
as a Lender

By: /s/ Xu Yang
Name: Xu Yang
Title: SVP

Address:    111 S. Wacker Drive #4800
Chicago, IL 60606

Attention:    Xu Yang
Title:    SVP
Telephone:    (312) 753-6715
Facsimile:    (312) 753-6721
E-mail Address: yangxu@bocusa.com

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC,
as a Lender

By: /s/ Charlene Saldanha
Name: Charlene Saldanha
Title: Vice President

[Signature Page to Credit Agreement]

BMO Harris Bank N.A.,
as a Lender

By: /s/ Kendal B. Kumzi
Name: Kendal B. Kumzi
Title: Director

Address:    320 S. Canal St., Floor 15
Chicago, IL 60606

Attention:    Catherine Quinlan
Title:    Assistant Vice President
Telephone:    (312) 461-5748
Facsimile:    N/A
E-mail Address:
catherine.quinlan@bmo.com

[Signature Page to Credit Agreement]

The Northern Trust Company,
as a Lender

By: /s/ Lisa DeCristofaro
Name: Lisa DeCristofaro
Title: SVP

Address:

Attention:
Title:
Telephone:
Facsimile:
E-mail Address:

[Signature Page to Credit Agreement]

PNC BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Donna Benson
Name: Donna Benson
Title: Assistant Vice President

Address:    One N. Franklin, 28th Floor
Chicago, IL 60606

Attention:    David McNeela
Title:    Managing Director
Telephone:    (312) 384-5993
Facsimile:    (312) 338-8129
E-mail Address: David.mcneela@pnc.com

[Signature Page to Credit Agreement]

Danske Bank A/S,
as a Lender

By: /s/ Gary Smith
Name: Gary Smith
Title: Loan Syndications

By: /s/ Henrik Ljungstrom
Name: Henrik Ljungstrom
Title: Loan Syndications

Address:    Holmens Kanal 2-12, 1092
Copenhagen K, Denmark

Attention:    Gary Smith
Title:    Loan Syndications
Telephone:    +44 20 7410 8083
Facsimile:
E-mail Address:
gary.smith@uk.danskebank.com

[Signature Page to Credit Agreement]

HSBC BANK USA, N.A.,
as a Lender

By: /s/ Matthew McLaurin
Name: Matthew McLaurin
Title: Director

Address:    227 West Monroe Street
Suite 1850
Chicago, IL 60606

Attention:    Matthew McLaurin
Title:    Director
Telephone:    (312) 357-3920
Facsimile:    (312) 357-3999
E-mail Address:
matthew.w.mclaurin@us.hsbc.com

[Signature Page to Credit Agreement]

U.S. Bank National Association,
as a Lender

By: /s/ Jason Hall
Name: Jason Hall
Title: Assistant Vice President

[Signature Page to Credit Agreement]

Intesa Sanpaolo S.p.A., New York Branch,
as a Lender

By: /s/ Jordan Schweon
Name: Jordan Schweon
Title: Managing Director

By: /s/ Jennifer Feldman Facciola
Name: Jennifer Feldman Facciola
Title: Business Director

[Signature Page to Credit Agreement]

Agricultural Bank of China, New York
Branch,
as a Lender

By: /s/ Nelson Chou
Name: Nelson Chou
Title: Senior Vice President & Head of
Corporate Banking Department

Address:    277 Park Ave, 30th Floor
New York, NY 10172

Attention:    Jack Zhang
Title:    Relationship Manager
Telephone:    (646) 738-5272
Facsimile:    (646) 738-5291
E-mail Address:
Jackzhang@abchinausa.com

[Signature Page to Credit Agreement]

BANCO BILBAO VIZCAYA
ARGENTARIA, S.A., NEW YORK
BRANCH,
as a Lender

By: /s/ Brian Crowley
Name: Brian Crowley
Title: Managing Director

By: /s/ Miriam Trautmann
Name: Miriam Trautmann
Title: Managing Director

Address:    1345 Ave of the Americas
44th Floor

Attention:    BBVA New York Branch
Title:    C&I Banking
Telephone:    (212) 728-2382
Facsimile:    (212) 333-2926
E-mail Address:
loan.participation@bbva.com

[Signature Page to Credit Agreement]

SCHEDULE I
PAYMENT OFFICES OF THE AGENT*

Currency	Payment Office
All Agreed Currencies	JPMorgan Chase Bank, N.A.

Payment Offices are to be designated by Agent at time of borrowing or payment

*Accounts to be provided before payments made

Schedule I - 1

SCHEDULE II

ILLINOIS TOOL WORKS INC.
Lenders’ Commitments

Lender	Commitment	Commitment Percentage
JPMorgan Chase Bank, N.A.	$240,000,000	8.0%
Citibank, N.A.	$240,000,000	8.0%
Australia and New Zealand Banking Group Limited	$185,000,000	6.2%
Commerzbank AG, New York Branch	$185,000,000	6.2%
Goldman Sachs Bank USA	$185,000,000	6.2%
ING Bank N.V., Dublin Branch	$185,000,000	6.2%
Mizuho Bank, Ltd.	$185,000,000	6.2%
Societe Generale	$185,000,000	6.2%
Bank of China, Chicago Branch	$165,000,000	5.5%
Barclays Bank PLC	$165,000,000	5.5%
BMO Harris Bank, N.A.	$165,000,000	5.5%
The Northern Trust Company	$165,000,000	5.5%
PNC Bank, National Association	$150,000,000	5.0%
Danske Bank A/S	$130,000,000	4.3%
HSBC Bank USA, N.A.	$130,000,000	4.3%
U.S. Bank National Association	$100,000,000	3.3%
Intesa Sanpaolo S.p.A, New York Branch	$90,000,000	3.0%
Agricultural Bank of China Ltd., New York Branch	$80,000,000	2.7%
Banco Bilbao Vizcaya Argentaria, S.A., New York Branch	$70,000,000	2.3%
Total	$3,000,000,000	100.0%
Schedule II - 1

SCHEDULE III

PRICING SCHEDULE

FACILITY	Level I Status	Level II Status	Level III Status	Level IV Status
Applicable Margin (Term Benchmark)	62.5 bps	75.0 bps	87.5 bps	100.0 bps
Applicable Margin (RFR)	62.5 bps	75.0 bps	87.5 bps	100.0 bps
Applicable Margin (Floating Rate)	0 bps	0 bps	0 bps	0 bps
Commitment Fee Rate	4.5 bps	5.0 bps	7.0 bps	9.0 bps

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:
“Level I Status” exists at any date if, on such date, the Company’s Moody’s Rating is Aa3 or better or the Company’s S&P Rating is AA- or better.
“Level II Status” exists at any date if, on such date, (i) the Company has not qualified for Level I Status and (ii) the Company’s Moody’s Rating is A1 or better or the Company’s S&P Rating is A+ or better.
“Level III Status” exists at any date if, on such date, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Company’s Moody’s Rating is A2 or better or the Company’s S&P Rating is A or better.
“Level IV Status” exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status or Level III Status.
“Moody’s Rating” means, at any time, the rating issued by Moody’s Investors Service, Inc. and then in effect with respect to the Company’s senior unsecured long-term debt securities without third-party credit enhancement.
“Rating” means a Moody’s Rating or S&P Rating.
“S&P Rating” means, at any time, the rating issued by Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and then in effect with respect to the Company’s senior unsecured long-term debt securities without third-party credit enhancement.
“Status” means Level I Status, Level II Status, Level III Status or Level IV Status.
Schedule III - 1

The Applicable Margin and the Commitment Fee Rate shall be determined in accordance with the foregoing table based on the Company’s Status as determined from its then-current Moody’s and S&P Ratings. The Rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Company has no Moody’s Rating and no S&P Rating, Level IV Status shall exist. If at any time a different credit rating is issued by either Moody’s or S&P, then the higher of such credit ratings shall apply (with the credit rating for Level I being the highest and the credit rating for Level IV being the lowest), unless there is a split in credit ratings of more than one Level, in which case the Level that is one Level higher than the Level of the lower credit rating shall apply.

Schedule III - 2